AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                MEDTRONIC, INC.,

                                MAV MERGER CORP.,

                                       AND

                       ARTERIAL VASCULAR ENGINEERING, INC.




                                November 29, 1998





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
                                                 TABLE OF CONTENTS

                                                                                                               PAGE
ARTICLE 1   THE MERGER; CONVERSION OF SHARES......................................................................1

         1.1 The Merger...........................................................................................1

         1.2 Effective Time.......................................................................................1

         1.3 Conversion of Shares.................................................................................2

         1.4 No Appraisal Rights..................................................................................3

         1.5 Exchange of Company Common Stock.....................................................................3

         1.6 Exchange of Merger Subsidiary Common Stock...........................................................5

         1.7 Stock Options........................................................................................5

         1.8 Capitalization Changes...............................................................................7

         1.9 Certificate of Incorporation of the Surviving Corporation............................................7

         1.10 Bylaws of the Surviving Corporation.................................................................7

         1.11 Directors and Officers of the Surviving Corporation.................................................7

ARTICLE 2   CLOSING ..............................................................................................7

         2.1 Time and Place.......................................................................................7

         2.2 Filings at the Closing...............................................................................8

ARTICLE 3   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................................................8

         3.1 Organization.........................................................................................8

         3.2 Authorization........................................................................................9

         3.3 Capitalization......................................................................................10

         3.4 Reports and Financial Statements....................................................................11

         3.5 Absence of Undisclosed Liabilities..................................................................12

         3.6 Consents and Approvals..............................................................................12

         3.7 Compliance with Laws................................................................................13

         3.8 Litigation..........................................................................................13

         3.9 Absence of Material Adverse Changes.................................................................13

         3.10 Officers, Directors and Employees..................................................................14

         3.11 Taxes..............................................................................................14

         3.12 Contracts..........................................................................................15

         3.13 Intellectual Property Rights.......................................................................16

                                                         i.



         3.14 Benefit Plans......................................................................................16

         3.15 Minute Books.......................................................................................18

         3.16 No Finders.........................................................................................18

         3.17 Proxy Statement....................................................................................18

         3.18 Fairness Opinion...................................................................................19

         3.19 State Takeover Laws; Rights Plan...................................................................19

ARTICLE 4   REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBSIDIARY.......................................19

         4.1 Organization........................................................................................20

         4.2 Authorization.......................................................................................20

         4.3 Capitalization......................................................................................21

         4.4 Consents and Approvals..............................................................................21

         4.5 Reports; Financial Statements; Absence of Changes...................................................21

         4.6 Registration Statement..............................................................................22

         4.7 No Finders..........................................................................................22

         4.8 Absence of Undisclosed Liabilities..................................................................23

         4.9 Compliance with Laws................................................................................23

         4.10 Litigation.........................................................................................23

         4.11 Absence of Material Adverse Changes................................................................23

         4.12 Reorganization.....................................................................................24

         4.13 Merger Filings.....................................................................................24

ARTICLE 5   COVENANTS ...........................................................................................24

         5.1 Conduct of Business of the Company..................................................................24

         5.2 Conduct of Business of Parent.......................................................................27

         5.3 No Solicitation.....................................................................................28

         5.4 Access and Information..............................................................................29

         5.5 Approval of Stockholders; Proxy Statement; Registration Statement...................................30

         5.6 Consents............................................................................................32

         5.7 Affiliates'Letters..................................................................................32

         5.8 Expenses............................................................................................33

         5.9 Further Actions.....................................................................................33

                                                        ii.



         5.10 Regulatory Approvals...............................................................................33

         5.11 Certain Notifications..............................................................................34

         5.12 Voting of Shares...................................................................................34

         5.13 Stock Option Agreement.............................................................................34

         5.14 NYSE Listing Application...........................................................................34

         5.15 Indemnification....................................................................................35

         5.16 Letters of the Company's and Parent's Accountants..................................................36

         5.17 Subsidiary Shares..................................................................................36

         5.18 Benefit Plans and Employee Matters.................................................................36

         5.19 Obligations of Merger Subsidiary...................................................................37

         5.20 Plan of Reorganization.............................................................................37

         5.21 Pooling............................................................................................37

         5.22 Tax Matters........................................................................................37

ARTICLE 6   CLOSING CONDITIONS...................................................................................38

         6.1 Conditions to Obligations of Parent, Merger Subsidiary, and the Company.............................38

         6.2 Conditions to Obligations of Parent and Merger Subsidiary...........................................38

         6.3 Conditions to Obligation of the Company.............................................................39

ARTICLE 7   TERMINATION AND ABANDONMENT..........................................................................40

         7.1 Termination.........................................................................................40

         7.2 Effect of Termination...............................................................................42

ARTICLE 8   MISCELLANEOUS........................................................................................44

         8.1 Amendment and Modification..........................................................................44

         8.2 Waiver of Compliance; Consents......................................................................44

         8.3 Investigation; Survival of Representations and Warranties...........................................45

         8.4 Notices.............................................................................................45

         8.5 Assignment..........................................................................................46

         8.6 Governing Law.......................................................................................46

         8.7 Counterparts........................................................................................46

         8.8 Knowledge...........................................................................................46

         8.9 Interpretation......................................................................................46

         8.10 Publicity..........................................................................................47

         8.11 Entire Agreement...................................................................................47

                                                        iii.

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         8.12 Severability.......................................................................................47

         8.13 Specific Performance...............................................................................47



EXHIBITS:

Exhibit A:     Certificate of Incorporation
Exhibit B:     Form of Affiliate's Letter
Exhibit C:     Form of Agreement to Facilitate Merger
Exhibit D:     Form of Stock Option Agreement

                                      iv.

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                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT is dated as of November 29, 1998, by and among Medtronic, Inc., a Minnesota corporation ("Parent"), MAV Merger Corp., a
Delaware corporation and wholly owned subsidiary of Parent ("Merger Subsidiary"), and Arterial Vascular Engineering, Inc., a Delaware corporation (the "Company").

         WHEREAS, the Boards of Directors of Parent, Merger Subsidiary, and the Company have approved the merger of Merger Subsidiary with and into the Company (the "Merger") upon the terms and subject to the conditions set forth herein; and

         WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, for accounting purposes, it is intended that the Merger shall be recorded as a "pooling of interests" within the meaning of Accounting Principles Board Opinion No. 16, and the rules and regulations of the Securities and Exchange Commission (the "SEC"); and

         WHEREAS, as a condition to, and upon or immediately following the execution of, this Agreement, Parent and the Company are entering into the Stock Option Agreement described in Section 5.13 hereof; and

         WHEREAS, the parties hereto desire to make certain representations, warranties, and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants, and agreements contained herein, the parties hereto agree as follows:


                                    ARTICLE 1

                        THE MERGER; CONVERSION OF SHARES

         1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.2 hereof), Merger Subsidiary shall be merged with and into the Company in accordance with the provisions of the Delaware General Corporation Law (the "DGCL"), whereupon the separate corporate existence of Merger Subsidiary shall cease, and the Company shall continue as the surviving corporation (the "Surviving Corporation"). From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers, and franchises and be subject to all the restrictions, disabilities, and duties of the Company and Merger Subsidiary, all as more fully described in the DGCL.

         1.2 Effective Time. As soon as practicable after each of the conditions set forth in Article 6 has been satisfied or waived on the Closing Date (as defined in Section 2.1), the Company will file, or cause to be filed, with the Secretary of State of the State of Delaware a Certificate of

Merger for the Merger, which Certificate shall be in the form required by and executed in accordance with the applicable provisions of the DGCL. The Merger shall become effective at the time such filing is made or, if agreed to by Parent and the Company, such later time or date set forth in the Certificate of Merger (the "Effective Time").

         1.3 Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Subsidiary or any holder of any share of capital stock of the Company or Merger
Subsidiary:

                  (a) Each share of common stock of the Company, $.001 par value per share ("Company Common Stock"), issued and outstanding immediately prior thereto (except for shares referred to in Section 1.3(b) hereof) shall be converted, subject to Section 1.5(f), into the right to receive a number of shares (carried out to five decimal places and rounded up if the sixth decimal place is 5 or greater) (the "Conversion Ratio") of common stock of Parent, par value $.10 per share (the "Parent Common Stock"), based on the average (rounded to the nearest full cent, with the cents rounded up if the third decimal place is 5 or more) of the daily closing sale prices of a share of Parent Common Stock as reported on the New York Stock Exchange ("NYSE") Composite Tape, as reported in The Wall Street Journal (the "Parent Average Stock Price"), for the fifteen consecutive NYSE trading days ending on and including the NYSE trading day that is two NYSE trading days prior to the Company Stockholders Meeting (as defined in Section 5.5) (the "Determination Period"), determined as follows:

                           (i) if the Parent Average Stock Price for the Determination Period is greater than $61.20 and less than $74.80, then the Conversion Ratio shall equal $54.00 divided by the Parent Average Stock Price for the Determination Period;

                           (ii) if the Parent Average Stock Price for the Determination Period is equal to or less than $61.20, then the Conversion Ratio shall equal 0.88235; or

                           (iii) if the Parent Average Stock Price for the Determination Period is equal to or greater than $74.80, then the Conversion Ratio shall equal 0.72193.

                  An  appropriate  adjustment to the  Conversion  Ratio shall be made in the event that, prior to the Effective Time, the outstanding shares of Company Common Stock, without new consideration, are changed into or exchanged for a different number of shares or a different class by reason of any reorganization, reclassification, subdivision, recapitalization, split-up, combination, exchange of shares, stock dividend or other similar transaction. Notwithstanding the foregoing, nothing in this section shall be deemed to constitute authorization or permission for or consent from Parent or Merger Subsidiary to any reorganization, reclassification, subdivision, recapitalization, split-up, combination, exchange of shares, or other similar transaction.

                  (b) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time that is held in the treasury of the Company or is then owned beneficially or of record by Parent, Merger Subsidiary, or any direct or indirect wholly owned

                                       2.

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subsidiary  of  Parent or the  Company  shall be  canceled  in  accordance  with applicable laws without payment of any consideration therefor and without any conversion thereof.

                  (c) Each share of any other class of capital stock of the Company (other than Company Common Stock) shall be canceled without payment of any consideration therefor and without any conversion thereof.

                  (d) Each share of common stock of Merger Subsidiary, par value $.01 per share ("Merger Subsidiary Common Stock"), issued and outstanding immediately prior to the Effective Time shall be converted into one share of the common stock of the Surviving Corporation, par value $.01 per share ("Surviving Corporation Common Stock").

         1.4 No Appraisal  Rights.  The parties  acknowledge  that,  pursuant to
Section 262 of the DGCL, no holders of Company Common Stock shall have appraisal rights in connection with the Merger.

         1.5  Exchange of Company Common Stock.

                  (a) At or prior to the Effective Time, Parent shall cause Parent's stock transfer agent or such other person as Parent may appoint and is reasonably satisfactory to the Company to act as exchange agent (the "Exchange Agent") hereunder. As promptly as practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record (other than Parent, Merger Subsidiary, the Company, or any wholly owned subsidiary of Parent or the Company) of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Company Common Stock ("Company Certificates") a form letter of transmittal (which shall specify that delivery shall be effective, and risk of loss and title to the Company Certificate(s) shall pass, only upon delivery of the Company Certificate(s) to the Exchange Agent) and instructions for such holder's use in effecting the surrender of the Company Certificates in exchange for certificates representing shares of Parent Common Stock and cash in lieu of any fractional shares.

                  (b) As soon as practicable after the Effective Time, the Exchange Agent shall distribute to holders of shares of Company Common Stock, upon surrender to the Exchange Agent of one or more Company Certificates for cancellation, together with a duly-executed letter of transmittal, (i) one or more certificates representing the number of whole shares of Parent Common Stock into which the shares represented by the Company Certificate(s) shall have been converted pursuant to Section 1.3(a), (ii) a bank check in the amount of cash into which the shares represented by the Company Certificate(s) shall have been converted pursuant to Section 1.5(f) (relating to fractional shares), and (iii) any dividends or other distributions to which such holder is entitled pursuant to Section 1.5(c), and the Company Certificate(s) so surrendered shall be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, it shall be a condition to the issuance of shares of Parent Common Stock that the Company Certificate(s) so surrendered shall be properly endorsed or be otherwise in proper form for transfer and that such transferee shall (i) pay to the Exchange Agent any transfer or other taxes required or (ii) establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

                                       3.

                  (c) Holders of Company Common Stock will be entitled to any dividends or other distributions pertaining to the Parent Common Stock received in exchange therefor that become payable to persons who are holders of record of Parent Common Stock as of a record date that follows the Effective Time, but only after they have surrendered their Company Certificates for exchange. Subject to the effect, if any, of applicable law, the Exchange Agent shall receive, hold, and remit any such dividends or other distributions to each such record holder entitled thereto, without interest, at the time that such Company Certificates are surrendered to the Exchange Agent for exchange. Holders of Company Common Stock will not be entitled, however, to dividends or other distributions that become payable before or after the Effective Time to persons who were holders of record of Parent Common Stock as of a record date that is prior to the Effective Time.

                  (d) All certificates evidencing shares of Parent Common Stock that are issued upon the surrender for exchange of Company Certificates in accordance with the terms hereof, together with any cash paid for fractional shares pursuant to Section 1.5(f) hereof, shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of Company Common Stock represented by the surrendered Company Certificates.

                  (e) After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving
Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Company Certificates representing such shares are presented to the Surviving Corporation, they shall be canceled and exchanged as provided in this Article 1. As of the Effective Time, the holders of Company Certificates representing shares of Company Common Stock shall cease to have any rights as stockholders of the Company, except such rights, if any, as they may have pursuant to the DGCL or this Agreement. Except as provided above, until such Company Certificates are surrendered for exchange, each such Company Certificate shall, after the Effective Time, represent for all purposes only the right to receive a certificate or certificates evidencing the number of whole shares of Parent Common Stock into which the shares of Company Common Stock shall have been converted pursuant to the Merger as provided in Section 1.3(a) hereof, the right to receive the cash value of any fraction of a share of Parent Common Stock as provided in Section 1.5(f) hereof and the right to receive any dividends or distributions as provided in Section 1.5(c).

                  (f) No fractional shares of Parent Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, shall be issued in connection with the Merger, no dividend or other distribution of Parent shall relate to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any rights of a shareholder of Parent. All fractional shares of Parent Common Stock to which a holder of Company Common Stock immediately prior to the Effective Time would otherwise be entitled, at the Effective Time, shall be aggregated if and to the extent multiple Company Certificates of such holder are submitted together to the Exchange Agent. If a fractional share results from such aggregation, then (in lieu of such fractional share) the Exchange Agent shall pay to each holder of shares of Company Common Stock who otherwise would be entitled to receive such fractional share of Parent Common Stock an amount of cash (without interest) determined by multiplying (i) the

                                       4.

closing sale price of a share of Parent Common Stock as reported on the NYSE Composite Tape, as reported in The Wall Street Journal, on the Closing Date by
(ii) the fractional share of Parent Common Stock to which such holder would otherwise be entitled. Parent will make available to the Exchange Agent any cash necessary for this purpose.

                  (g) In the event any Company Certificates shall have been lost, stolen, or destroyed, the Exchange Agent shall issue in respect of such lost, stolen, or destroyed Company Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock, cash for fractional shares, if any, and dividends or other distributions, if any, as may be required pursuant to this Article 1; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed Company Certificate to deliver a bond in such sum as Parent may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to such Company Certificate alleged to have been lost, stolen, or destroyed.

                  (h) The parties hereto acknowledge that each certificate representing a share of Parent Common Stock issued pursuant to this Article 1 will, pursuant to the Rights Agreement dated as of June 27, 1991, between Parent and Norwest Bank Minnesota, N.A. (the "Parent Rights Plan"), also represent the number of Parent preferred share purchase rights associated with one share of Parent Common Stock at the Effective Time.

         1.6 Exchange of Merger Subsidiary Common Stock. From and after the Effective Time, each outstanding certificate previously representing shares of Merger Subsidiary Common Stock shall be deemed for all purposes to evidence ownership of and to represent the number of shares of Surviving Corporation Common Stock into which such shares of Merger Subsidiary Common Stock shall have been converted. Promptly after the Effective Time, the Surviving Corporation shall issue to Parent a stock certificate or certificates representing such shares of Surviving Corporation Common Stock in exchange for the certificate or certificates that formerly represented shares of Merger Subsidiary Common Stock, which shall be canceled.

         1.7  Stock Options.

                  (a) Except as provided in (c) below with respect to the Company's 1997 Employee Stock Purchase Plan, as amended (the "Company ESPP"), each option to purchase shares of Company Common Stock that is outstanding at the Effective Time, whether or not exercisable and whether or not vested (a "Company Option") shall, without any action on the part of the Company or the holder thereof, be assumed by Parent in such manner that Parent (i) is a corporation "assuming a stock option in a transaction to which Section 424(a) applies" within the meaning of Section 424 of the Code and the regulations thereunder or (ii) to the extent that Section 424 of the Code does not apply to any such Company Option, would be such a corporation were Section 424 of the Code applicable to such Company Option. From and after the Effective Time, all references to the Company in the Company Options shall be deemed to refer to Parent. The Company Options assumed by Parent shall be exercisable upon the same terms and conditions as under the Company Options (including provisions regarding vesting and the acceleration thereof) except that (i) such Company Options shall entitle the holder to

                                       5.

purchase from Parent the number of shares of Parent Common Stock (rounded down to the nearest whole number of such shares) that equals the product of the Conversion Ratio multiplied by the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time, (ii) the option exercise price per share of Parent Common Stock shall be an amount (rounded up to the nearest full cent) equal to the option exercise price per share of Company Common Stock in effect immediately prior to the Effective Time divided by the Conversion Ratio, and (iii) the Company Options shall vest to the extent required pursuant to the current terms of such Company Options or other agreements as described in Section 1.7 of the Company Disclosure Schedule (as defined below); provided that if such vesting of Company Options or other provisions with respect to the Company Options would jeopardize the Merger being accounted for as a "pooling of interests", then the Company shall, subject to Parent's written consent not to be unreasonably withheld, use reasonable best efforts to prevent such vesting or effect of other provisions. Except to the extent required pursuant to the current terms of such Company Options or other agreements as described in Section 1.7 of the Company Disclosure Schedule (as defined below), the Company shall not take any action to accelerate the vesting of any Company Options. Prior to the Effective Time, the Board of Directors of Parent shall, for purposes of Rule 16b-3(d)(1) promulgated under Section 16 of the Securities Exchange Act of 1934, and the rules and regulations thereunder (the "1934 Act"), specifically approve (i) the assumption by Parent of the Company Options and (ii) the issuance of Parent Common Stock in the Merger to directors, officers and stockholders of the Company subject to Section 16 of the 1934 Act.

                  (b) As promptly as practicable after the Effective Time, Parent shall issue to each holder of a Company Option a written instrument informing such holder of the assumption by Parent of such Company Option. As soon as reasonably practicable after the Effective Time (and in any event no later than five business days after the Effective Time, provided current option information required therefor is delivered to Parent at the Effective Time), Parent shall file a registration statement on Form S-8 (or any successor form) with respect to the shares of Parent Common Stock subject to Company Options and shall use commercially reasonable efforts to maintain such registration statement (or any successor form), including the current status of any related prospectus or prospectuses, for so long as the Company Options remain outstanding. In addition, Parent shall use commercially reasonable efforts to cause the shares of Parent Common Stock subject to Company Options to be listed on the NYSE and such other exchanges as Parent shall determine. Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Company Options pursuant to the terms set forth in this Section 1.7. Parent shall comply with the terms of the Company Stock Option Plans (as defined in Section 3.3) and use commercially reasonable efforts to cause those Company Options which qualified as incentive stock options prior to the Effective Time to continue to qualify as incentive stock options immediately after the Effective Time.

                  (c) The current offerings in process as of the date of this Agreement under the Company ESPP shall continue, and shares shall be issued to participants thereunder on the next currently scheduled purchase dates thereunder occurring after the date hereof as provided under, and subject to the terms and conditions of, the Company ESPP. The Company may, consistent

                                       6.

with past practice, commence a new offering period under the Company ESPP on or after February 1, 1999 and prior to the Effective Time at an exercise price for such offering not less than as is required under the Company ESPP. Immediately prior to the Effective Time, pursuant to Section 12(b) of the Company ESPP, all offerings under the Company ESPP shall be terminated, and each participant shall be deemed to have purchased immediately prior to the Effective Time, to the extent of payroll deductions accumulated by such participant as of such offering period end, the number of whole shares of Company Common Stock at a per share price determined pursuant to the provisions of the Company ESPP, and each participant shall receive a cash payment equal to the balance, if any, of such accumulated payroll deductions remaining after such purchase of such shares. As of the Effective Time, each participant shall receive, by virtue of the Merger, the number of whole shares of Parent Common Stock into which the shares of Company Common Stock such participant has so purchased under the Company ESPP have been converted pursuant to the Merger as provided in Section 1.3(a) hereof, plus the cash value of any fraction of a share of Parent Common Stock as provided in Section 1.5(f) hereof, plus any dividends or distributions as provided in Section 1.5(c). The Company ESPP and all purchase rights thereunder shall terminate effective as of the Effective Time.

         1.8 Capitalization Changes. If, between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock shall have been changed into or exchanged for a different number of shares or a different class by reason of any reorganization, reclassification, subdivision, recapitalization, split-up, combination, exchange of shares, stock dividend or other similar transaction, the Conversion Ratio and all per-share price amounts and calculations set forth in this Agreement shall be appropriately adjusted to reflect such reorganization, reclassification, subdivision, recapitalization, split-up, combination, exchange of shares, stock dividend or other similar transaction.

         1.9 Certificate of Incorporation of the Surviving Corporation. The Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended to read as set forth on EXHIBIT A to this Agreement.

         1.10 Bylaws of the Surviving Corporation. The Bylaws of Merger Subsidiary, as in effect immediately prior to the Effective Time, shall, subject to Section 5.15, be the Bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.

         1.11 Directors and Officers of the Surviving Corporation. The directors and officers of Merger Subsidiary immediately prior to the Effective Time shall be the directors and officers, respectively, of the Surviving Corporation until their respective successors shall be duly elected and qualified.


                                    ARTICLE 2

                                     CLOSING

         2.1 Time and Place. Subject to the satisfaction or waiver of the provisions of Article 6, the closing of the Merger (the "Closing") shall take place at 1:00 p.m., local time, on the date that the Required Company Stockholder Vote (as defined in Section 3.2) is obtained, or as soon

                                       7.

thereafter as, and in any event no later than the second business day after, all conditions to Closing have been satisfied or waived, or on such other date and/or at such other time as Parent and the Company may mutually agree. The date on which the Closing actually occurs is herein referred to as the "Closing Date." The Closing shall take place at the corporate headquarters offices of Parent, or at such other place or in such other manner (e.g., by telecopy exchange of signature pages with originals to follow by overnight delivery) as the parties hereto may agree.

         2.2 Filings at the Closing. At the Closing, subject to the provisions of Article 6, Parent, Merger Subsidiary, and the Company shall cause the Certificate of Merger to be filed in accordance with the provisions of Section 252 of the DGCL, and take any and all other lawful actions and do any and all other lawful things necessary to cause the Merger to become effective.


                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except: (i) as set forth in a document of even date herewith and concurrently delivered herewith (the "Company Disclosure Schedule"); (ii) as specifically described through express disclosure of current, specific facts set forth in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1998 or in any other filing by the Company with the SEC (as defined in
Section 3.4) filed after the date of filing such Form 10-K and prior to the date hereof and the Company's Registration Statement on Form S-4 with respect to the acquisition of World Medical (as defined below) as amended or supplemented prior to the date hereof and previously delivered to Parent; (iii) as specifically described in the schedules referred to in Section 3.1 of the Stock and Asset Purchase Agreement dated July 9, 1998 between C. R. Bard, Inc. and the Company (the "Bard Schedules"), as amended or supplemented prior to the date hereof and previously delivered to Parent; or (iv) as specifically described in the Disclosure Schedule delivered pursuant to Article 2 of the Agreement and Plan of Merger and Reorganization dated April 10, 1998 between World Medical Manufacturing Corporation ("World Medical"), Walleye Acquisition Corporation and the Company (the "World Medical Schedules"), as amended or supplemented prior to the date hereof and previously delivered to Parent (for purposes of clauses (i), (ii), (iii) and (iv) above, disclosures in the Company Disclosure Schedule, such Company SEC filings, the Bard Schedules or the World Medical Schedules shall be deemed to qualify or limit only those particular representations and warranties set forth in this Article 3 to which the relevancy of such disclosures is readily apparent); the Company hereby makes the following representations and warranties to Parent and Merger Subsidiary:

         3.1 Organization. The Company and each subsidiary of the Company (referred to herein as a "Subsidiary") is an entity duly organized, validly existing, and in good standing (where such concept is recognized) under the laws of its respective jurisdiction of organization and has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such corporate power and authority would not, individually or in the aggregate, have a Company Material Adverse Effect (as defined below). The Company and each Subsidiary is duly qualified and in good standing to do business in each jurisdiction in which the

                                       8.

property owned, leased, or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing could not reasonably be expected to have a Company Material Adverse Effect (as defined below). "Company Material Adverse Effect" means an effect that, in the aggregate with other favorable and unfavorable effects arising from breaches of the Company's representations and warranties, is or would reasonably at the time of such effect be expected to be materially adverse: (i) to the business, results of operation, or financial condition of the Company and its Subsidiaries, considered as a whole; (ii) to the ability of the Surviving Corporation to conduct such business, as presently conducted, following the Effective Time or the ability of Parent to derive the benefits of owning all of the stock of the Surviving Corporation; or (iii) to the Company's ability to perform any of its material obligations under this Agreement or to consummate the Merger, except in each case for any such effects resulting from or arising out of (i) this Agreement or the transactions contemplated by this Agreement or the announcement or pendency of the Merger,
(ii) any occurrence or condition affecting the medical device or stent industries generally, or (iii) any changes in general economic, regulatory or political conditions, and provided, that the probability of the Company being indemnified by C.R. Bard, Inc. against such effects or related losses or expenses (assuming a claim therefor is asserted as soon as reasonably practicable) shall be taken into account for purposes of determining whether there has been a Company Material Adverse Effect. The jurisdictions in which the Company and each Subsidiary are incorporated are listed in the Company Disclosure Schedule. The Company has heretofore delivered or made available to Parent or its advisers complete and accurate copies of the Certificate of Incorporation and Bylaws of the Company, as currently in effect, and of the organizational documents and agreements defining the rights of the Company or any Subsidiary with respect to any material joint ventures, partnerships or other business in which the Company owns less than substantially all of the outstanding equity interest. As of the date hereof, neither the Company nor any Subsidiary, directly or indirectly, owns or controls or has any material equity, partnership, or other similar ownership interest in any corporation, partnership, joint venture, or other business association or entity that is material to the Company and its Subsidiaries, considered as a whole.

         3.2 Authorization. The Company has all necessary corporate power and authority to execute and deliver this Agreement and, subject to obtaining the necessary approval of its stockholders, to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement and the other agreements contemplated hereby to which the Company is a party, and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly and validly authorized and approved by the Company's Board of Directors, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement, and, subject to obtaining the approval and adoption of this Agreement and approval of the Merger by a majority of the shares of the Company Common Stock outstanding as of the record date of the Company's stockholder meeting (the "Required Company Stockholder Vote"), no other corporate action on the part of the Company is necessary to consummate the transactions contemplated hereby. The Merger has been declared advisable by the Board of Directors of the Company. This Agreement has been duly and validly executed and delivered by the Company and, assuming due execution and delivery by the other parties hereto, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to laws of general application relating to

                                       9.

bankruptcy, insolvency, and the relief of debtors and rules of law governing specific performance, injunctive relief, or other equitable remedies.

         3.3 Capitalization. As of the close of business on November 25, 1998, the authorized capital stock of the Company consisted of (i) 300,000,000 shares of Company Common Stock, $.001 par value per share, of which 64,360,781 were issued and outstanding and 60,000 shares were held in the Company's treasury, and (ii) 5,000,000 shares of Company Preferred Stock, $.001 par value per share, of which 1,000,000 have been designated as Series A Preferred Stock and none of which were issued or outstanding. All issued and outstanding shares of capital stock of each Subsidiary are owned, beneficially and of record, by the Company, free and clear of any mortgage, pledge, security interest, encumbrance, lien or other charge of any kind ("Lien") that would materially affect the Company's interest in such shares. All issued and outstanding shares of Company Common Stock have been validly issued, are fully paid and nonassessable, and have not been issued in violation of and are not currently subject to any preemptive rights. Except for (i) Company Options to purchase an aggregate of 346,332 shares of Company Common Stock not granted pursuant to any Company Stock Option Plan (as defined below) and that are listed, together with their respective exercise prices, in the Company Disclosure Schedule, (ii) Company Options to purchase an aggregate of 3,901,835 shares of Company Common Stock that were granted pursuant to the Company's 1996 Equity Incentive Plan and the Company's 1996 Non-Employee Directors' Stock Option Plan (collectively, the "Company Stock Option Plans") and that are listed, together with their respective exercise prices, in the Company Disclosure Schedule, (iii) the rights to purchase shares of Company Common Stock under the Company ESPP (estimated to be approximately 250,000 shares as of the next purchase date under the Company ESPP, based on the current contribution rates of the participants for the current Company ESPP offerings in process as of the date of this Agreement) and (iv) the rights outstanding pursuant to the Company Rights Agreement (as defined in Section 3.19), as of November 25, 1998, there were not any outstanding or authorized subscriptions, options, warrants, calls, rights, convertible securities, commitments, restrictions, arrangements, or any other agreements of any character to which the Company or any Subsidiary was a party that, directly or indirectly, (A) obligated the Company or any Subsidiary to issue any shares of capital stock or any securities convertible into, or exercisable or exchangeable for, or evidencing the right to subscribe for, any shares of capital stock, (B) called for or related to the sale, pledge, transfer, or other disposition or encumbrance by the Company or any Subsidiary of any shares of its capital stock, or (C) to the knowledge of the Company, related to the voting or control of such capital stock. The Company Disclosure Schedule sets forth a complete and accurate list of all stock options, warrants, and other rights to acquire Company Common Stock that were outstanding as of November 25, 1998, including the name of the holder, the date of grant, acquisition price, number of shares, exercisability schedule, and, in the case of options, the type of option under the Code. No consent of holders or participants under the Company Stock Option Plans or the Company ESPP is required to carry out the provisions of Section
1.7. All actions, if any, required on the part of the Company under the Company Stock Option Plans or the Company ESPP to allow for the treatment of Company Options and the Company ESPP as is provided in Section 1.7, have been, or prior to the Closing will be, validly taken by the Company. In no event will the aggregate number of shares of Company Common Stock outstanding at the Effective Time (including all shares subject to then outstanding Company

                                      10.

Options or other rights to acquire or commitments to issue shares of Company stock, other than the Stock Option Agreement referenced in Section 5.13) exceed the sum of (w) the outstanding shares of Company Common Stock described in the first sentence of this Section 3.3, plus (x) any shares of Company Common Stock issued upon the exercise of outstanding options to purchase Company Common Stock identified in Section 3.3, plus (y) any shares of Company Common Stock issued by the Company upon the exercise of rights under the Company ESPP, plus (z) any additional shares identified in Section 3.3 of the Company Disclosure Schedule or permitted to be issued under Section 5.1(b) hereof.

         3.4 Reports and Financial Statements. The Company has filed all forms, reports, registration statements, and other documents required to be filed by it with the Securities and Exchange Commission ("SEC") since January 1, 1995 (such forms, reports, registration statements, and documents, together with any amendments thereto, are referred to as the "Company SEC Filings"). As of their respective dates, the Company SEC Filings (i) complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, and the rules and regulations thereunder (the "1933 Act") and the 1934 Act, as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The audited financial statements included or incorporated by reference in the Company SEC Filings, including but not limited to the Company's audited financial statements at and for the year ended June 30, 1998 (the "Company June 30, 1998 Financials"), and the unaudited interim financial statements at and for periods commencing on or after July 1, 1998, included or incorporated by reference in the forms, reports, registration statements and other documents filed by the Company with the SEC (i) were prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q filed with the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto), subject, in the case of unaudited interim financial statements, to the absence of notes and to year-end adjustments, (ii) complied as of their respective dates in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, and (iii) fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated income, cash flows, and changes in stockholders' equity of the Company and its consolidated subsidiaries for the periods involved, except as otherwise noted therein and subject, in the case of unaudited statements, to normal year-end audit adjustments. The statements of operations included in the audited or unaudited interim financial statements in the Company SEC Filings do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business required to be disclosed separately in accordance with generally accepted accounting principles, except as expressly specified in the applicable statement of operations or notes thereto.

         3.5 Absence of Undisclosed Liabilities. To the best of the Company's knowledge, neither the Company nor any Subsidiary has any liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise) of the type required to be reflected on or reserved against in, or disclosed in the notes to, a balance sheet prepared in accordance with U.S.

                                      11.

generally accepted accounting principles except: (a) liabilities or obligations that are accrued or reserved against in the audited consolidated balance sheet of the Company and its consolidated subsidiaries as of June 30, 1998 contained in the Company June 30, 1998 Financials (the "Company Audited Balance Sheet") or in the unaudited consolidated balance sheet of the Company and its consolidated subsidiaries as of September 30, 1998 contained in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1998 (the "Company Interim Balance Sheet") or referred to in the notes thereto, (b) liabilities incurred in the ordinary course of business since September 30, 1998 and (c) liabilities or obligations that could not reasonably be expected to have a Company Material Adverse Effect.

         3.6 Consents and Approvals. Except for: (i) any applicable requirements of the 1933 Act, the 1934 Act, state securities laws, the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the regulations thereunder (the "HSR Act"), and the antitrust, competition, foreign investment, or similar laws of any foreign countries or supranational commissions or boards that require pre-merger notifications or filings with respect to the Merger (collectively, "Foreign Merger Laws"), (ii) obtaining the Required Company Stockholder Vote and any stockholder vote necessary under the requirements of Nasdaq with respect to issuance of shares of Company Common Stock pursuant to the Stock Option Agreement described in Section 5.13, (iii) the filing and recordation of appropriate merger documents as required by the DGCL, the execution and delivery by the Company of this Agreement and the other agreements contemplated hereby to which the Company is a party and the consummation by the Company of the transactions contemplated hereby and thereby will not: (a) violate any provision of the Certificate or Articles of Incorporation or Bylaws of the Company or any Subsidiary; (b) violate any material statute, rule, regulation, order, or decree of any federal, state, local, or foreign governmental or regulatory body or authority (including, but not limited to, the Food and Drug Administration (the "FDA")) (a "Governmental Body") or any nongovernmental self-regulatory agency by which the Company or any Subsidiary, or any of their respective properties or assets may be bound; (c) require any filing by the Company with or permit, consent, or approval to be obtained by the Company from any Governmental Body or any nongovernmental self-regulatory agency; or (d) result in any violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, result in the loss of any material benefit under, or give rise to any right of termination, cancellation, increased payments, or acceleration under, or result in the creation of any Lien (as defined in Section 3.3) on any of the properties or assets of the Company or any Subsidiary under, any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, license, franchise, permit, authorization, agreement, or other instrument or obligation to which the Company or any Subsidiary is a party, or by which it or any of its properties or assets may be bound, except, in the case of clauses (c) and (d), for any such filings, permits, consents or approvals or violations, breaches, defaults, or other occurrences that could not reasonably be expected to prevent or delay consummation of any of the transactions contemplated hereby in any material respect, or otherwise prevent the Company from performing its obligations under this Agreement in any material respect, and could not reasonably be expected to have a Company Material Adverse Effect. Section 3.6 of the Company Disclosure Schedule lists each note, bond, mortgage, indenture, license, franchise, permit, authorization, agreement, or other instrument or obligation to which the Company or any Subsidiary is a party, or by which it or any of its properties or assets may be bound and which is material to the

                                      12.

Company and its Subsidiaries, considered as a whole, under or with respect to which the transactions contemplated by this Agreement will result in any material violation or breach of, or constitute (with or without due notice or lapse of time or both) a material default under, result in the loss of any material benefit under, or give rise to any material right of termination, cancellation, increased payments, or acceleration under, or result in the creation of any material Lien on any of the material properties or assets of the Company or any Subsidiary.

         3.7 Compliance with Laws. Neither the Company nor any Subsidiary is in default or violation of any applicable federal, state, local, or foreign laws, ordinances, regulations, interpretations, judgments, decrees, injunctions, permits, licenses, certificates, governmental requirements, orders, or other similar items of any court or other Governmental Body (and including those of any nongovernmental self-regulatory agency and including environmental laws or regulations), except for such defaults or violations that could not reasonably be expected to have a Company Material Adverse Effect. The Company and each Subsidiary have timely filed or otherwise provided all registrations, reports, data, and other information and applications with respect to its medical device, pharmaceutical, consumer, health care, and other governmentally regulated products (the "Regulated Products") required to be filed with or otherwise provided to the FDA or any other Governmental Body with jurisdiction over the manufacture, use, or sale of the Regulated Products, and all regulatory licenses or approvals in respect thereof are in full force and effect, except where the failure to file timely such registrations, reports, data, information, and applications or the failure to have such licenses and approvals in full force and effect could not reasonably be expected to have a Company Material Adverse Effect.

         3.8  Litigation.

                  (a)  As  of  the   date  of  this   Agreement,   there  is  no
Merger-Related Proceeding pending, or to the knowledge of the Company, threatened in writing against the Company. (For purposes of this Agreement, "Merger-Related Proceeding" shall mean any meritorious asserted claim, action, suit, proceeding, or to the Company's knowledge, governmental investigation or governmental review of any kind: (i) challenging or seeking to prevent, enjoin or delay the Merger or any of the other transactions contemplated by this Agreement, or (ii) seeking material damages from the Company or any of its Subsidiaries or from Parent or any of its subsidiaries in connection with the consummation or anticipated consummation of the Merger.)

                  (b) There are no meritorious asserted claims,  actions, suits, proceedings or, to the knowledge of the Company, governmental investigations or governmental reviews of any kind pending, or to the knowledge of the Company, threatened in writing against the Company or any Subsidiary or any asset or property of the Company or any Subsidiary, other than Merger-Related Proceedings and except for such claims, actions, suits, proceedings, governmental investigations or governmental reviews that could not reasonably be expected to have a Company Material Adverse Effect.

         3.9 Absence of Material Adverse Changes. Between June 30, 1998 and the date hereof, there has not been any (a) Company Material Adverse Effect; (b) damage, destruction, or loss,

                                      13.

not covered by insurance, that could reasonably be expected to have a Company Material Adverse Effect; (c) material change by the Company or any Subsidiary in accounting methods or principles used for financial reporting purposes, except as required by a change in applicable law or generally accepted accounting principles and concurred with by the Company's independent public accountants; or (d) agreement, whether in writing or otherwise, to take any action described or referenced in this Section 3.9. To the knowledge of the Company, between June 30, 1998 and the date of this Agreement, there have been no events, occurrences or developments with respect to the business or assets of World Medical that could, assuming the Company's acquisition of World Medical, reasonably be expected to have a Company Material Adverse Effect.

         3.10 Officers, Directors and Employees. Prior to the date hereof, the Company has provided to Parent a list that completely and accurately sets forth, as of the date hereof, the name and current annual salary rate of each current officer of the Company whose total remuneration for the last fiscal year was, or for the current fiscal year has been set at, in excess of $150,000, together with a summary of the bonuses, commissions, additional compensation, and other like cash benefits, if any, paid or payable to such persons for the last fiscal year and proposed for the current fiscal year. The Company Disclosure Schedule completely and accurately sets forth (i) the names of all former officers of the Company whose employment with the Company has terminated either voluntarily or involuntarily during the 12-month period preceding the date of this Agreement; and (ii) the names of the officers (with all positions and titles indicated) and directors of the Company as of the date hereof. Except as could not reasonably be expected to have a Company Material Adverse Effect: (i) no unfair labor practice complaint against the Company or any Subsidiary is pending before the National Labor Relations Board, and there is no labor strike, slowdown or stoppage pending or, to the knowledge of the Company, threatened in writing against or involving the Company or any Subsidiary; (ii) no unionizing efforts have, to the knowledge of the Company, been made by employees of the Company or any Subsidiary, (iii) neither the Company nor any Subsidiary is a party to or subject to any collective bargaining agreement, and no collective bargaining agreement is currently being negotiated by the Company or any Subsidiary; and
(iv) there is no labor dispute pending or, to the knowledge of the Company, threatened in writing, between the Company or any Subsidiary and its employees.

         3.11 Taxes. Except for such matters that would not have a Company Material Adverse Effect, (i) the Company and each Subsidiary have filed, or have obtained extensions to file (which extensions have not expired without filing), all state, local, United States, foreign, or other tax reports and returns required to be filed by any of them, (ii) the Company and each Subsidiary have duly paid, or accrued on their books of account, all taxes (including estimated taxes) shown as due on such reports and returns (or such extension requests), or assessed against them, other than taxes being contested in good faith in proper proceedings, and (iii) to the Company's knowledge, the liabilities and reserves for taxes reflected on the Company Audited Balance Sheet or the Company Interim Balance Sheet are adequate to cover all taxes payable by the Company and its Subsidiaries for all taxable periods and portions thereof ending on or before the dates thereof. To the Company's knowledge, no tax audits are pending against and no claims for taxes have been received in writing by the Company or any of its Subsidiaries, other than audits and claims that are not reasonably expected to have a Company Material Adverse Effect.

                                      14.

Neither the Company nor any Subsidiary has, with regard to any assets or property held, acquired or to be acquired by any of them, filed a consent to the application of Section 341(f)(2) of the Code. Neither the Company nor, to the knowledge of the Company, any of its Subsidiaries has taken or agreed to take any action (other than actions contemplated by this Agreement) that would prevent the Merger from constituting a reorganization qualifying under Section 368(a) of the Code. The Company is not aware of any agreement, plan or other circumstance that would prevent the Merger from so qualifying under Section 368(a) of the Code.

         For the purposes of this Agreement, "tax" shall mean and include taxes, duties, withholdings, assessments, and charges assessed or imposed by any governmental authority (together with any interest, penalties and additions to tax imposed with respect thereto), including but not limited to all federal, state, county, local, and foreign income, profits, gross receipts, import, ad valorem, real and personal property, franchise, license, sales, use, value added, stamp, transfer, withholding, payroll, employment, excise, custom, duty, and any other taxes, obligations and assessments of any kind whatsoever; "tax" shall also include any liability for taxes arising as a result of being (or ceasing to be) a member of any affiliated, consolidated, combined, or unitary group as well as any liability for taxes under any tax allocation, tax sharing, tax indemnity, or similar agreement.

         3.12 Contracts. The Company Disclosure Schedule lists, and the Company has heretofore furnished to Parent complete and accurate copies of (or, if oral, the Company Disclosure Schedule states all material provisions of), (a) every employment, material consulting, severance or change of control agreement or arrangement for the benefit of any director, officer, employee, other person or stockholder of the Company or any Subsidiary or any affiliate thereof in effect as of the date of this Agreement to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their properties or assets is bound, and (b) every contract with physicians, scientific advisory board members or material consultants in effect as of the date of this Agreement to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their properties or assets is bound. Neither the Company nor any Subsidiary is in material violation of or in default under any contract, plan, agreement, understanding, arrangement or obligation that is material to the Company and its Subsidiaries considered as a whole, except for such violations or defaults that could not reasonably be expected to have a Company Material Adverse Effect. As of the date of this Agreement, neither the Company nor any Subsidiary is a party to any contract, plan, agreement, understanding, arrangement or obligation (i) which materially restricts the Company's, or after the Merger would materially restrict the Surviving Corporation's or Parent's, ability to conduct any material line of business, (ii) which imposes on the Company or any Subsidiary material obligations (including, without limitation, to pay material milestone payments or material license fees) not reflected in the Company's financial statements included within the Company's SEC Filings, or
(iii) that would be required to be filed with the SEC in a filing to which paragraph (b)(10) of Item 601 of Regulation S-K of the Rules and Regulations of the SEC is applicable, which has not been so filed. To the Company's knowledge, as of the date hereof, World Medical is not a party to any contract, plan, agreement, understanding, arrangement or obligation which materially restricts World Medical's, or after the Merger would materially restrict the Surviving Corporation's or Parent's, ability to conduct any material line of business.

                                      15.

         3.13 Intellectual Property Rights. For purposes of this Section, "Intellectual Property" shall mean patents, registered trademarks, registered trade names, registered service marks, registered copyrights, and all applications for or registrations of any of the foregoing. As of the date of this Agreement, the Company Disclosure Schedule contains a complete and accurate list of all material Intellectual Property owned by or licensed exclusively or (with respect to patents material to the products or operations of the Company which would be infringed by the Company, any Subsidiary or their products but for such license) non-exclusively to the Company or any Subsidiary (the "Company Intellectual Property"). The Company Intellectual Property is owned by or licensed to the Company or a Subsidiary free and clear of any Lien (as defined in Section 3.3) that would materially adversely affect the Company's rights thereunder. No claim is being asserted and, to the knowledge of the Company, no person is threatening in a writing delivered to the Company to assert a claim, with respect to the use of the Company Intellectual Property owned by the Company or challenging or questioning the validity or effectiveness of any license or agreement with respect to any Company Intellectual Property, except for such claims that could not reasonably be expected to have a Company Material Adverse Effect. To the knowledge of the Company, neither the use by the Company or any Subsidiary of the Company Intellectual Property in the present conduct of its business nor any product or service of the Company or any Subsidiary infringes on the valid intellectual property rights of any person in a manner that could reasonably be expected to have a Company Material Adverse Effect. Except as could not reasonably be expected to have a Company Material Adverse Effect, (i) all Company Intellectual Property listed in the Company Disclosure Schedule that is owned by the Company has the status indicated therein and, unless provided otherwise, all applications are still pending in good standing and have not been abandoned, and (ii) to the knowledge of the Company, the Company Intellectual Property is valid and is not being challenged in any judicial or administrative (excluding any patent-office or registration) proceeding. To the knowledge of the Company, no person or entity nor such person's or entity's business or products has infringed, or misappropriated any Company Intellectual Property, or currently is infringing, or misappropriating any Company Intellectual Property, except as could not reasonably be expected to have a Company Material Adverse Effect.

         3.14 Benefit Plans.

                  (a) Neither the Company nor any Subsidiary sponsors, maintains, contributes to, or has, during the five year period ending on the date of this Agreement, sponsored, maintained, or contributed to or been required to contribute to, any "employee pension benefit plan" ("Pension Plan"), as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including, solely for the purpose of this subsection, a plan excluded from coverage by Section 4(b)(5) of ERISA. Each such Pension Plan presently maintained by the Company or any Subsidiary is, in all material respects, in compliance with applicable provisions of ERISA, the Code, and other applicable law and the Company or such Subsidiary has performed all of its obligations under such Pension Plan except for such obligations that could not reasonably be expected to have a Company Material Adverse Effect.

                                      16.

                  (b) Neither the Company nor any Subsidiary sponsors, maintains, contributes to, or has, during the five year period ending on the date of this Agreement, sponsored, maintained, or contributed to or been required to contribute to, any Pension Plan that is subject to Title IV of ERISA.

                  (c)  Neither  the   Company  nor  any   Subsidiary   sponsors,
maintains, or contributes to any "employee welfare benefit plan" ("Welfare Plan"), as such term is defined in Section 3(1) of ERISA, whether insured or otherwise, and any such Welfare Plan presently maintained by the Company or any Subsidiary is, in all material respects, in compliance with the provisions of ERISA, the Code, and all other applicable laws, including, but not limited to,
Section 4980B of the Code and the regulations thereunder, and Part 6 of Title I of ERISA. Neither the Company nor any Subsidiary has established or contributed to any "voluntary employees' beneficiary association" within the meaning of
Section 501(c)(9) of the Code.

                  (d) Neither the Company nor any Subsidiary currently maintains or contributes to any oral or written bonus, profit-sharing, compensation (incentive or otherwise), commission, stock option, or other stock-based compensation, retirement, severance, change of control, vacation, sick or parental leave, dependent care, deferred compensation, cafeteria, disability, hospitalization, medical, death, retiree, insurance, or other benefit or welfare or other similar plan, policy, agreement, trust, fund, or arrangement providing for the remuneration or benefit of all or any employees, directors or any other person, that is neither a Pension Plan nor a Welfare Plan (collectively, the "Compensation Plans").

                  (e) With respect to the Pension Plans, Welfare Plans or Compensation Plans, no event has occurred and, to the knowledge of the Company, there exists no condition or set of circumstances, in connection with which the Company or any of its Subsidiaries could be subject to any liability under the terms of such Plans (other than the payment of benefits thereunder), ERISA, the Code or any other applicable law which could reasonably be expected to have a Company Material Adverse Effect.

                  (f) The Internal Revenue Service has issued favorable determination letters with respect to all Company and Subsidiary Pension Plans that are intended to be qualified under Section 401(a) of the Code. The Company has provided to Parent the written documents setting forth the terms of all Pension Plans, Welfare Plans, Compensation Plans, and related agreements, and complete and accurate copies of all annual reports (Form 5500), favorable determination letters, current summary plan descriptions, and all employee handbooks or manuals. The Company has provided to Parent (i) copies of all employment agreements with officers of any of the Company, its U.S. Subsidiaries or, to the extent reasonably available, the Company's non-U.S. Subsidiaries (or copies of forms of agreements setting forth representative employment terms and conditions); (ii) copies of all severance, bonus or incentive agreements, programs and policies of any of the Company, any U.S. Subsidiary or, to the extent reasonably available, the Company's non-U.S. Subsidiaries with or relating to any of its employees; and (iii) copies of all plans, programs, agreements and other arrangements of any of the Company, any U.S. Subsidiary or, to the extent reasonably available, the Company's non-U.S. Subsidiaries with or relating to any of its employees which contain change in control provisions. With respect to any items that

                                      17.

would be described in the immediately preceding sentence but for the fact that such copies relate to non-U.S. Subsidiaries and are not reasonably available to the Company, the Company (i) shall deliver copies thereof to Parent prior to the Effective Time, and (ii) represents and warrants to Parent that such items will not, individually or in the aggregate, be material to the Company and its Subsidiaries.

                  (g) The execution by the Company of, and performance by the Company of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Pension Plan, Welfare Plan, Compensation Plan, or other arrangement that will result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits, or obligation to fund benefits. No amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer, or director of the Company or any of its affiliates who is a "disqualified individual" (as such term is defined in Prop. Treas. Reg. Section 1.280G-1) under any Pension Plan, Welfare Plan, or Compensation Plan currently in effect would be an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

         3.15 Minute Books. The Company has previously made available to Parent or its representatives all of its minutes of meetings of and corporate actions or written consents by the stockholders, Board of Directors, and committees of the Board of Directors of the Company.

         3.16 No Finders. No act of the Company or any Subsidiary has given or will give rise to any claim against any of the parties hereto for a brokerage commission, finder's fee, or other like payment in connection with the transactions contemplated herein, except payments in the amounts specified in the Company Disclosure Schedule to those parties identified thereon who have acted as a finder for the Company or have been retained by the Company as financial advisors pursuant to the agreements or other documents described in the Company Disclosure Schedule, copies of which have been provided or made available to Parent or its advisors prior to the date of this Agreement.

         3.17 Proxy  Statement.  The Proxy  Statement/Prospectus  (as defined in
Section 5.5 hereof) and any amendments or supplements thereto will comply as to form in all material respects with all applicable laws, and none of the information supplied by the Company specifically for inclusion or incorporation therein or in any amendments or supplements thereto, or in any schedules required to be filed with the SEC in connection therewith, will, at the date the Proxy Statement/Prospectus (or any amendment or supplement thereto) is first mailed to stockholders, or at the time of the Company Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made by the Company with respect to information relating to Parent or any affiliate of Parent supplied by Parent specifically for inclusion in the Proxy Statement/Prospectus.

                                      18.

         3.18 Fairness Opinion. The Company has received an opinion from SG Cowen Securities Corporation to the effect that, as of the date of such opinion, the Conversion Ratio is fair, from a financial point of view, to the holders of Company Common Stock, and the Company will promptly deliver a copy of such opinion to Parent.

         3.19 State Takeover Laws; Rights Plan.

                  (a) The Board of Directors of the Company has approved the transactions contemplated by this Agreement, such that the provisions of Section 203 (entitled "Business Combinations with Interested Shareholders") of the DGCL will not apply to this Agreement or the Agreements to Facilitate Merger or the Stock Option Agreement or any of the transactions contemplated hereby or thereby.

                  (b) The Company has taken all actions and completed all amendments, if any, necessary or appropriate so that (i) the Rights Agreement dated as of February 26, 1997, as amended, between the Company and BankBoston, N.A. (the "Company Rights Agreement"), is inapplicable to the transactions contemplated by the Agreements to Facilitate Merger, the Stock Option Agreement and this Agreement, (ii) the execution of this Agreement, the Stock Option Agreement, and the Agreements to Facilitate Merger, and the consummation of the transactions contemplated hereby and thereby, do not and will not (w) result in Parent being an "Acquiring Person" (as such term is defined in the Company Rights Agreement), (x) result in the ability of any person to exercise any Rights under the Company Rights Agreement, (y) enable or require the Rights to separate from the shares of Company Common Stock to which they are attached or to be triggered or become exercisable, or (z) otherwise result in the occurrence of a "Distribution Date" or "Shares Acquisition Date" (as such terms are defined in the Company Rights Agreement), and (iii) immediately prior to the Effective Time, the Rights under the Company Rights Agreement shall, without any payment by the Company or Parent, expire with neither the Company nor Parent having any obligations under, and no holder of Rights having any rights under, the Company Rights Agreement.

         3.20 Merger Filings. The information as to the Company or any of its affiliates or stockholders included in the Company's filing, or submitted to Parent and Merger Subsidiary for inclusion in their filing, if any, required to be submitted under the HSR Act or under any Foreign Merger Laws shall be true, correct, and complete in all material respects and shall comply in all material respects with the applicable requirements of the HSR Act, the rules and regulations issued by the Federal Trade Commission pursuant thereto, and Foreign Merger Laws.


                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES
                         OF PARENT AND MERGER SUBSIDIARY

         Except (i) as set forth in a document of even date herewith and concurrently delivered herewith (the "Parent Disclosure Schedule") or (ii) as specifically described through express disclosure of current, specific facts set forth in Parent's Annual Report on Form 10-K for the fiscal year ended April 30, 1998 or in any other filing by Parent with the SEC filed after the date

                                      19.

of filing such Form 10-K and prior to the date  hereof (for  purposes of clauses
(i) and (ii) above, disclosures in the Parent Disclosure Schedule and such Parent SEC filings shall be deemed to qualify or limit only those particular representations and warranties set forth in this Article 4 to which the relevancy of such disclosures is readily apparent), Parent and Merger Subsidiary hereby jointly and severally make the following representations and warranties to the Company:

         4.1 Organization. Parent is a corporation duly organized, validly existing, and in good standing under the laws of the State of Minnesota. Merger Subsidiary is a corporation duly organized and validly existing under the laws of the State of Delaware. Each of Parent and Merger Subsidiary has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such corporate power and authority would not, individually or in the aggregate, have a Parent Material Adverse Effect (as defined below). Each of Parent and Merger Subsidiary is duly qualified and in good standing to do business in each jurisdiction in which the property owned, leased, or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing could not reasonably be expected to have a Parent Material Adverse Effect (as defined below). "Parent Material Adverse Effect" means an effect that, in the aggregate with other favorable and unfavorable effects arising from breaches of Parent's and Merger Subsidiary's representations and warranties, is or would reasonably at the time of such effect be expected to be materially adverse: (i) to the business, results of operation, or financial condition of Parent and its subsidiaries, considered as a whole, or (ii) to Parent's ability to perform any of its material obligations under this Agreement or to consummate the Merger, except in each case for any such effects resulting from or arising out of (i) this Agreement or the transactions contemplated by this Agreement or the announcement or pendency of the Merger, (ii) any occurrence or condition affecting the medical device industry generally or affecting Parent's principal market sector generally, or
(iii) any changes in general economic, regulatory or political conditions. Parent has heretofore delivered or made available to the Company or its advisors complete and accurate copies of the Articles of Incorporation and Bylaws of Parent, as currently in effect.

         4.2 Authorization. Each of Parent and Merger Subsidiary has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Parent and Merger Subsidiary of this Agreement and the other agreements contemplated hereby to which Parent or Merger Subsidiary is a party, and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby and thereby, have been duly and validly authorized and approved by the Boards of Directors of Parent and Merger Subsidiary and by Parent as the sole shareholder of Merger Subsidiary, and no other corporate proceedings on the part of Parent and Merger Subsidiary, and no vote, consent or approval of Parent's shareholders, are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. The Merger has been declared advisable by the Board of Directors of Merger Subsidiary. This Agreement has been duly and validly executed and delivered by each of Parent and Merger Subsidiary and, assuming due execution and delivery by the Company, constitutes the valid and binding obligation of Parent and Merger Subsidiary, enforceable against each of them in accordance with its terms,

                                      20.

subject to laws of general application relating to bankruptcy, insolvency, and the relief of debtors and rules of law governing specific performance, injunctive relief, or other equitable remedies.

         4.3 Capitalization. As of October 23, 1998, the authorized capital stock of Parent consisted of (a) 800,000,000 shares of Common Stock with a par value of $.10 per share, of which there were 489,262,955 shares issued and outstanding and no shares held in Parent's treasury, and (b) 2,500,000 shares of Preferred Stock with a par value of $1.00 per share, of which there were no shares issued and outstanding. The authorized capital stock of Merger Subsidiary consists of 2,500 shares of Merger Subsidiary Common Stock, 100 of which are issued and outstanding and owned by Parent. All issued and outstanding shares of Parent Common Stock and Merger Subsidiary Common Stock are, and the shares of Parent Common Stock to be issued and delivered in the Merger pursuant to Article 1 hereof shall be, at the time of issuance and delivery, validly issued, fully paid, nonassessable, and free of preemptive rights. The shares of Parent Common Stock to be issued and delivered in the Merger pursuant to Article 1 hereof shall be registered under the 1933 Act and duly listed for trading on the NYSE, subject to official notice of issuance.

         4.4 Consents and Approvals. Except for (i) any applicable requirements of the 1933 Act, the 1934 Act, state securities laws, the NYSE, the HSR Act, and Foreign Merger Laws, and (ii) the filing and recordation of appropriate merger documents as required by the DGCL, the execution and delivery by Parent and Merger Subsidiary of this Agreement and the other agreements contemplated hereby to which Parent and Merger Subsidiary are parties, and the consummation of the transactions contemplated hereby and thereby will not: (a) violate any provision of the Certificate or Articles of Incorporation or Bylaws of Parent or Merger Subsidiary; (b) violate any material statute, rule, regulation, order, or decree of any Governmental Body or any nongovernmental self-regulatory agency by which Parent or any of its subsidiaries or any of their respective properties or assets may be bound; (c) require any filing by Parent or Merger Subsidiary with or permit, consent, or approval to be obtained by Parent or Merger Subsidiary from any (Governmental Body or any nongovernmental self-regulatory agency; or (d) result in any violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, result in the loss of any material benefit under, or give rise to any right of termination, cancellation, increased payments, or acceleration under, or result in the creation of any Lien on any of the properties or assets of Parent or its subsidiaries under, any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, or other instrument or obligation to which Parent or any of its subsidiaries is a party, or by which any of them or any of their respective properties or assets may be bound, except, in the case of clauses (c) and (d), for any such filings, permits, consents or approvals or violations, breaches, defaults, or other occurrences that could not reasonably be expected to prevent or delay consummation of any of the transaction contemplated hereby in any material respect, or otherwise prevent Parent from performing its obligations under this Agreement in any material respect, and could not reasonably be expected to have a Parent Material Adverse Effect.

         4.5 Reports; Financial Statements; Absence of Changes. Parent has filed all forms, reports, registration statements, and other documents required to be filed by it with the SEC since May 1, 1995 (such forms, reports, registration statements and other documents, together with any

                                      21.

amendments thereto, are referred to as the "Parent SEC Filings"). As of their respective dates, the Parent SEC Filings (i) complied as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The audited financial statements included or incorporated by reference in the Parent SEC Filings, including but not limited to Parent's audited financial statements at and for the year ended April 30, 1998 (the "Parent April 30, 1998 Financials"), and the unaudited interim financial statements at and for periods commencing on or after May 1, 1998 included or incorporated by reference in the forms, reports, registration statements and other documents filed by Parent with the SEC (i) were prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q filed with the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) subject, in the case of unaudited interim financial statements, to the absence of notes and to year-end adjustments, (ii) complied as of their respective dates in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, and (iii) fairly present in all material respects the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and the consolidated income, cash flows, and changes in shareholders' equity of Parent and its consolidated subsidiaries for the periods involved, except as otherwise noted therein and subject, in the case of unaudited statements, to normal year-end audit adjustments. The statements of operations included in the audited or unaudited interim financial statements in the Parent SEC Filings do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business required to be disclosed separately in accordance with generally accepted accounting principles, except as expressly specified in the applicable statement of operations or notes thereto.

         4.6 Registration  Statement.  The Registration Statement (as defined in
Section 5.5 hereof) and any amendments or supplements thereto will comply as to form in all material respects with the 1933 Act, and none of the information supplied by Parent specifically for inclusion or incorporation therein or in any amendments or supplements thereto, or in any schedules required to be filed with the SEC in connection therewith, will, at the time the Registration Statement becomes effective, at the date the Proxy Statement/Prospectus (or any amendment or supplement thereto) is first mailed to stockholders, or at the time of the Company Stockholders' Meeting, or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, however, that no representation or warranty is made by Parent with respect to information supplied by the Company or any affiliate of the Company specifically for inclusion in the Registration Statement.

         4.7 No Finders. No act of Parent or Merger Subsidiary has given or will give rise to any claim against any of the parties hereto for a brokerage commission, finder's fee, or other like payment in connection with the transactions contemplated herein, except for payments to Goldman Sachs & Co. for financial advisory services to Parent in connection herewith.

                                      22.

         4.8 Absence of Undisclosed Liabilities. To the best of Parent's knowledge, neither Parent nor any of its subsidiaries has any liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise) of the type required to be reflected on or reserved against in, or disclosed in the notes to, a balance sheet prepared in accordance with U.S. generally accepted accounting principles except: (a) liabilities or obligations that are accrued or reserved against in the audited consolidated balance of Parent as of April 30, 1998 contained in the Parent SEC Filings or in the unaudited consolidated balance sheet of Parent as of July 31, 1998 contained in Parent's Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 1998 or referred to in the notes thereto, (b) liabilities incurred in the ordinary course of business since July 31, 1998 and (c) liabilities or obligations that could not reasonably be expected to have a Parent Material Adverse Effect.

         4.9 Compliance with Laws. Neither Parent nor any of its subsidiaries is in default or violation of any applicable federal, state, local or foreign laws, ordinances, regulations, interpretations, judgments, decrees, injunctions, permits, licenses, certificates, governmental requirements, orders or other similar items of any court or other Governmental Body (and including those of any nongovernmental self-regulatory agency and including environmental laws or regulations), except for such defaults or violations that could not reasonably be expected to have a Parent Material Adverse Effect. Parent and each of its subsidiaries has timely filed or otherwise provided all registrations, reports, data and other information and applications with respect to its Regulated Products required to be filed with or otherwise provided to the FDA or any other Governmental Body with jurisdiction over the manufacture, use of sale of the Regulated Products, and all regulatory licenses or approvals in respect thereof are in full force and effect, except where the failure to file timely such registrations, reports, data, information and applications or the failure to have such licenses and approvals in full force and effect could not reasonably be expected to have a Parent Material Adverse Effect.

         4.10 Litigation.

                  (a)  As  of  the   date  of  this   Agreement,   there  is  no
Merger-Related Proceeding pending, or to the knowledge of Parent, threatened in writing against Parent.

                  (b) There are no meritorious asserted claims, actions, suits, proceedings or to the knowledge of Parent, governmental investigations or governmental reviews of any kind pending, or to the knowledge of Parent, threatened in writing against Parent or any of its subsidiaries or any asset or property of Parent or any of its subsidiaries, other than Merger-Related
Proceedings and except for such claims, actions, suits, proceedings, governmental investigations or governmental reviews that could not reasonably be expected to have a Parent Material Adverse Effect.

         4.11 Absence of Material Adverse Changes. Between April 30, 1998 and the date hereof, there has not been any (a) Parent Material Adverse Effect, (b) damage, destruction or loss, not covered by insurance, that could reasonably be expected to have a Parent Material Adverse Effect, (c) material change by Parent or any of its subsidiaries in accounting methods or principles used for financial reporting purposes, except as required by a change in applicable law

                                      23.

or generally accepted accounting principles and concurred with by Parent's independent public accountants, or (d) agreement, whether in writing or otherwise, to take any action described or referenced in this Section 4.11. To the knowledge of Parent, between April 30, 1998 and the date of this Agreement, there have been no events, occurrences or developments with respect to the business or assets of either AVECOR Cardiovascular Inc. or Sofamor Danek Group, Inc. that could, assuming Parent's acquisition of either such entity, reasonably be expected to have a Parent Material Adverse Effect.

         4.12 Reorganization. Neither Parent nor, to the knowledge of Parent, any of its subsidiaries has taken or agreed to take any action (other than actions contemplated by this Agreement) that would prevent the Merger from constituting a reorganization qualifying under Section 368(a) of the Code. Parent is not aware of any agreement, plan or other circumstances that would prevent the Merger from so qualifying under Section 368(a) of the Code.

         4.13 Merger Filings. The information as to Parent and Merger Subsidiary or any of their affiliates or shareholders included in Parent's filing, or submitted to the Company for inclusion in its filing, if any, required to be submitted under the HSR Act or under any Foreign Merger Laws shall be true, correct, and complete in all material respects and shall comply in all material respects with the applicable requirements of the HSR Act, the rules and regulations issued by the Federal Trade Commission pursuant thereto, and Foreign Merger Laws.


                                    ARTICLE 5

                                    COVENANTS

         5.1 Conduct of Business of the Company. Except as contemplated by this Agreement or as set forth in Section 5.1 of the Company Disclosure Schedule, unless Parent shall otherwise consent in writing (such consent not to be unreasonably withheld or delayed), during the period from the date of this Agreement to the Effective Time, the Company and each Subsidiary will, and the Company shall use commercially reasonable efforts to cause to World Medical to,
(i) conduct its respective operations, to the extent commercially reasonable, according to its ordinary and usual course of business and consistent with past practice, and (ii) use commercially reasonable efforts to preserve substantially intact its respective business organizations, to keep available the services of its respective officers and employees and to maintain satisfactory relationships with licensors, licensees, suppliers, contractors, distributors, physicians, consultants, customers, and others having material business relationships with it. The Company will promptly advise Parent of any material change in the management, present or planned business, properties, liabilities, results of operations, or financial condition of the Company or any material Subsidiary. The Company will, prior to distributing or otherwise circulating any notices, directives, or other communications directed to all or groups of customers, vendors, employees, distributors, or others associated with its business relating to the transactions contemplated hereby or to the operation of business after consummation of such transactions, consult with Parent and give Parent reasonable opportunity to comment thereon. Without limiting the generality of the foregoing, and except as otherwise expressly provided in or contemplated by this Agreement or as set forth in Section 5.1 of the Company Disclosure

                                      24.

Schedule, from the date of this Agreement until the Effective Time, neither the Company nor any Subsidiary will, without the prior written consent of Parent (such consent not to be unreasonably withheld or delayed):

                  (a) amend its Certificate or Articles of Incorporation or, pursuant to action by the Company's Board of Directors, amend its Bylaws;

                  (b) authorize for issuance, issue, sell, pledge, or deliver (whether through the issuance or granting of additional options, warrants, commitments, subscriptions, rights to purchase, or otherwise) any stock of any class or any securities convertible into shares of stock of any class (other than, so long as treatment of the Merger as a pooling of interests is not reasonably expected by Parent's or the Company's independent accounts to be jeopardized, the (i) issuance of shares of Company Common Stock pursuant to the exercise of stock options outstanding on the date of this Agreement or granted in accordance with this subsection (b), (ii) the issuance, in the ordinary course of business and consistent with past practice, of stock options to purchase, at not less than the fair market value on the date of grant, up to the number of shares specified in Section 5.1 of the Company Disclosure Schedule, and (iii) subject to the limitations set forth in Section 1.7(c), grant of purchase rights pursuant to the Company ESPP or the issuance of shares upon exercise of such purchase rights);

                  (c) split, combine, or reclassify any shares of its capital stock, declare, set aside, or pay any dividend or other distribution (whether in cash, stock, or property or any combination thereof) in respect of its capital stock; or redeem or otherwise acquire any shares of its capital stock or its other securities (other than, so long as treatment of the Merger as a pooling of interests is not jeopardized, pursuant to contractual agreements with employees, directors or consultants existing as of the date of this Agreement); or amend or alter any material term of any of its outstanding securities;

                  (d) other than indebtedness incurred in the ordinary course of business and consistent with past practice and other than intercompany indebtedness, create, incur or assume any indebtedness for borrowed money, or assume, guarantee, endorse, or otherwise agree to become liable or responsible for the obligations of any other person, or make any loans, advances or capital contributions to, or investments in, any other person; or create, incur or assume any Lien on any material asset other than any Lien that would not materially adversely affect the Company's or any Subsidiary's rights with respect thereto;

                  (e) (i) increase in any manner the compensation of any of its directors, officers, employees, or consultants, or accelerate the payment of any such compensation, except in each case in the ordinary course of business and consistent with past practice (including, without limitation, annual year end increases and accelerated payments customarily made upon termination of employment) or consistent with existing contractual commitments or as required by applicable law; (ii) pay or accelerate or otherwise modify in any material respect the payment, vesting, exercisability, or other feature or requirement of any pension, retirement allowance, severance, change of control, stock option, or other employee benefit to any of its directors, officers, employees or consultants except as required by any existing plan, agreement, or

                                      25.

arrangement; or (iii) except for normal increases in the ordinary course of business in accordance with its customary past practices or consistent with existing contractual commitments or as required by applicable laws, commit itself to any additional or increased pension, profit-sharing, bonus, incentive, deferred compensation, group insurance, severance, change of control, retirement or other benefit, plan, agreement, or arrangement, or to any employment or consulting agreement, with or for the benefit of any person, or amend any of such plans or any of such agreements in existence on the date hereof (except any amendment required by law or that would not materially increase benefits under the relevant plan);

                  (f) except in the ordinary course of business and consistent with past practice or pursuant to contractual obligations existing on the date hereof, sell, transfer, mortgage, or otherwise dispose of or encumber any assets or properties material to the Company and its Subsidiaries, considered as a whole other than any Lien that would not materially adversely affect the Company's and its Subsidiaries' rights with respect to such assets or properties;

                  (g) acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business of any corporation, partnership, joint venture, association, or other business organization or division thereof or (ii) any assets that are material, individually or in the aggregate, to the Company and its Subsidiaries, considered as a whole, except as provided in subsection
(h) below and except purchases of inventory in the ordinary course of business consistent with past practice;

                  (h) make or agree to make any new capital expenditure or expenditures, except for up to $30,000,000 of capital expenditures pursuant to the Company's budget previously provided to Parent;

                  (i) enter into, amend in any material respect, or terminate any joint ventures or any other agreements, commitments, or contracts that are material to the Company and its Subsidiaries, considered as a whole (except agreements, commitments, or contracts expressly provided for or contemplated by this Agreement or for the purchase, sale, or lease of goods, services, or properties in the ordinary course of business, consistent with past practice);

                  (j) enter into or terminate, or amend, extend, renew, or otherwise modify in any material respect (including, but not limited to, by default or by failure to act) any material distribution, OEM, independent sales representative, noncompetition, licensing, franchise, research and development, supply, or similar contract, agreement, or understanding (except agreements, commitments, or contracts expressly provided for or contemplated by this Agreement or for the purchase, sale, or lease of goods, services, or properties in the ordinary course of business, consistent with past practice), or enter into any contract, plan, agreement, understanding, arrangement or obligation which materially restricts the Company's, or after the Merger would restrict the Surviving Corporation's or Parent's, ability to conduct any material line of business;

                  (k) change in any material respect its credit policy as to sales of inventories or collection of receivables or its inventory consignment practices;

                                      26.

                  (l) remove or permit to be removed from any building, facility, or real property any material machinery, equipment, fixture, vehicle, or other personal property or parts thereof, except in the ordinary course of business or unless the same is replaced with similar items of equal quality;

                  (m) alter or revise its accounting principles, procedures, methods, or practices in any material respect, except as required by applicable law or by a change in generally accepted accounting principles and concurred with by the Company's independent public accountants;

                  (n) institute, settle, or compromise any claim, action, suit, or proceeding pending or threatened by or against it involving amounts in excess of $1,000,000, at law or in equity or before any Governmental Body (including, but not limited to, the FDA) or any nongovernmental self-regulatory agency;

                  (o) knowingly take any action that would render any representation, warranty, covenant, or agreement of the Company in this Agreement inaccurate or breached such that the conditions in Section 6.2 will not be satisfied as of the Closing Date;

                  (p) fail to use commercially reasonable efforts to cause World Medical to refrain from taking any actions described in subsections (d), (e),
(f), (g), (i), (j), (k), (l), (m), (n), or (o) above; or

                  (q) agree, whether in writing or otherwise, to do any of the foregoing.

         5.2 Conduct of Business of Parent. Except as contemplated by this Agreement, from the date of this Agreement until the Effective Time, Parent will not do, and will not permit any of its subsidiaries to do, any of the following without the prior written consent of the Company (such consent not to be unreasonably withheld or delayed):

                  (a) combine or reclassify any shares of its capital stock, declare, set aside or pay any extraordinary dividend or other distribution (whether in cash, stock or property or any combination thereof, but excluding a stock split effected in the form of a stock dividend) in respect of its capital stock, or redeem or otherwise acquire (other than pursuant to Parent's previously established stock repurchase program or as would not violate Section 5.21) any shares of its capital stock or amend or alter any material term of any of its outstanding securities;

                  (b) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business of any corporation, partnership, joint venture, association or other business organization or division thereof, or otherwise acquire or agree to acquire, or dispose of or agree to dispose of, any assets of any person, which, in each case, could reasonably be expected to delay materially the consummation of, or increase materially the risk of non-consummation of, the transactions contemplated by this Agreement;

                  (c) alter or revise its accounting principles, procedures, methods or practices in any material respect, except as required by applicable law or regulation or by a change in

                                      27.

generally  accepted  accounting   principles  and  concurred  with  by  Parent's
independent public accountants;

                  (d) knowingly take any action that would result in a failure to maintain the trading of Parent Common Stock on the NYSE;

                  (e) knowingly take any action, or knowingly fail to take any action, that would render any representation, warranty, covenant or agreement of Parent in this Agreement inaccurate or breached such that the conditions in
Section 6.3 will not be satisfied; or

                  (f) fail to use commercially reasonable efforts to cause AVECOR Cardiovascular Inc. and Sofamor Danek Group, Inc. to refrain from taking any actions described in subsection (e) above; or

                  (g) agree, whether in writing or otherwise, to do any of the foregoing.

              5.3 No Solicitation.  The Company and its Subsidiaries  shall not,
and   shall   cause   their   respective   officers,    directors,    employees,
representatives, agents, or affiliates (including, but not limited to any investment banker, attorney, or accountant retained by the Company or any Subsidiary), not to, directly or indirectly, solicit, knowingly encourage, initiate, or participate in any way in discussions or negotiations with, or knowingly provide any nonpublic information to, any corporation, partnership, person, or other entity or group (other than Parent or any affiliate or agent of Parent) concerning any proposed Alternative Transaction, or otherwise knowingly facilitate any effort or attempt to make or implement an Alternative Transaction. For purposes of this Agreement, "Alternative Transaction" shall mean any of the following involving the Company or any Subsidiary: (i) any tender offer, exchange offer, merger, consolidation, share exchange, business combination or similar transaction; (ii) any transaction or series of related transactions pursuant to which any person or entity (or its shareholders), other than Parent, or Merger Subsidiary or any of their affiliates (a "Third Party") acquires shares (or securities exercisable for or convertible into shares) representing more than 20% of the outstanding shares of any class of capital stock of the Company or any Subsidiary; or (iii) any sale, lease, exchange, licensing, transfer or other disposition pursuant to which a Third Party acquires control of more than 20% of the assets (including, but not limited to, intellectual property assets) of the Company and its Subsidiaries taken as a whole (determined by reference to the fair market value of such assets), in a single transaction or series of related transactions; provided, however, that the proposed transaction with World Medical shall not constitute an Alternative Transaction. The Company will immediately terminate all discussions with Third Parties concerning any proposed Alternative Transaction, and will request that such Third Parties promptly return any confidential information furnished by the Company in connection with any proposed Alternative Transaction. The Company will not waive any provision of any confidentiality, standstill or similar agreement entered into with any third party regarding any proposed Alternative Transaction, and prior to the Closing shall enforce all such agreements in accordance with their terms. The Company will promptly communicate to Parent the name of the person or entity submitting, and the terms and conditions of, any proposal or inquiry that it receives after the date hereof in respect of any proposed Alternative Transaction or a reasonably detailed description of any such information

                                      28.

requested from it after the date hereof or of any such negotiations or discussions being sought to be initiated or continued with the Company after the date hereof in respect of a proposed Alternative Transaction; provided, however, that this Agreement shall not prohibit the Board of Directors of the Company from (i) prior to the Required Company Stockholder Vote, furnishing nonpublic information to or entering into discussions or negotiations with, any person or entity that makes an unsolicited Superior Proposal (as defined below), if, and only to the extent that, (a) such action is so required under applicable law in order for the Board of Directors to comply with its applicable fiduciary duties to its stockholders imposed by law, (b) prior to first furnishing nonpublic information to, or first entering into substantive discussions and negotiations with, such person or entity after the date hereof, the Company (I) (x) releases Parent from the two-year standstill provisions of the Confidentiality Agreement with respect to any proposal submitted by Parent to the Company's Board of Directors for a transaction that, by the proposal's terms, would only be consummated with the cooperation and approval of the Company's Board of Directors (which proposal shall be submitted by Parent on a confidential basis unless the Company or such person or entity proposing the Superior Proposal publicly discloses the Superior Proposal), and (y) provides written notice to Parent to the effect that it intends to furnish information to, or enter into discussions or negotiations with, such person or entity, and naming and identifying the person or entity making the Superior Proposal, and (II) receives from such person or entity an executed confidentiality and standstill agreement with terms no less favorable to the Company than the Confidentiality Agreement entered into with Parent, as modified by clause (I)(x) of this sentence, and (c) the Company provides Parent with all non-public information to be provided to such person or entity which Parent has not previously received from the Company, and the Company keeps Parent informed, on a daily or more regular basis if the context requires or Parent so requests, of the status, terms and conditions and all other material information with respect to any such discussions or negotiations; and (ii) to the extent applicable, complying with Rule 14e-2 or 14d-9 promulgated under the 1934 Act with regard to a proposed Alternative Transaction. Nothing in this section shall (x) permit the Company to terminate this Agreement (except as specifically provided in Article 7 hereof), or (y) permit the Company to enter into any agreement providing for an Alternative Transaction (other than the confidentiality and standstill agreement as provided, and in the circumstances and under the conditions set forth, above) for as long as this Agreement remains in effect. For purposes of this Agreement, a "Superior Proposal" shall mean a proposal for an Alternative Transaction that the Board of Directors of the Company has reasonably and in good faith determined (with the advice of its financial advisors and taking into account all legal, financial and regulatory aspects of the likelihood of the consummation of such Alternative Transaction, including, but not limited to, the conditions to consummation and the consequences under such Alternative Transaction proposal of any material adverse effects or changes in the Company) to be more favorable to the Company's stockholders than the transactions contemplated by this Agreement.

         5.4  Access and Information.

                  (a) Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which the Company or any of its Subsidiaries is a party (in which case the Company shall use commercially reasonable efforts to provide acceptable alternative

                                      29.

arrangements, not in violation of such agreement or arrangement, for disclosure to Parent or its advisors) or pursuant to applicable law, the Company shall afford to Parent, and to Parent's accountants, officers, directors, employees, counsel, and other representatives, reasonable access during normal business hours upon reasonable prior notice, from the date hereof through the Effective Time, to all of its properties, books, contracts, commitments, and records, and, during such period, the Company shall furnish promptly to Parent all information concerning the Company's and its Subsidiaries' businesses, prospects, properties, liabilities, results of operations, financial condition, testing, clinical trials, officers, employees, investigators, distributors, customers, suppliers, and others having material dealings with the Company as Parent may reasonably request and reasonable opportunity to contact and obtain information from such officers, employees, investigators, distributors, customers, suppliers, and others having dealings with the Company as Parent may reasonably request. During the period from the date hereof to the Effective Time, the parties shall in good faith meet and correspond on a regular basis for mutual consultation concerning the conduct of the Company's and the Subsidiaries' businesses and, in connection therewith, Parent shall be entitled, during normal business hours upon reasonable prior notice and in a manner that does not unreasonably interfere with the Company's business, to have employees or other representatives present at the offices of the Company and its Subsidiaries to observe, and be kept informed concerning, the Company's and the Subsidiaries' operations and business planning.

                  (b) Parent shall hold in confidence all such nonpublic information as required by and in accordance with the confidentiality agreement dated November 13, 1998, between Parent and the Company (the "Confidentiality Agreement").

         5.5  Approval of Stockholders; Proxy Statement; Registration Statement.

                  (a) The Company shall promptly take all action necessary in accordance with the DGCL and the Company's Certificate of Incorporation and Bylaws to cause a special meeting of the Company's stockholders (the "Company Stockholders Meeting") to be duly called and held as soon as reasonably practicable following the date upon which the Registration Statement (as defined below) becomes effective for the purpose of voting upon the Merger and the adoption and approval of this Agreement and at such Meeting to submit this Agreement and the Merger to a vote of the stockholders. The stockholder vote or consent required for adoption and approval of this Agreement and the approval of the Merger shall be no greater than that set forth in the DGCL and the Company's Certificate of Incorporation as previously provided to Parent. Accordingly, the Company represents and warrants that the affirmative vote of the holders of record of a majority of the shares of Company Common Stock outstanding on the record date for the Company Stockholders Meeting is all that is necessary to obtain stockholder adoption and approval of this Agreement and approval of the Merger. The Company shall use best efforts to obtain the adoption and approval by the Company's stockholders of this Agreement and the approval by the Company's stockholders of the Merger, unless otherwise required under applicable law in order for the Board of Directors to comply with its applicable fiduciary duties to its stockholders imposed by law. In accordance therewith, the Company shall, with the cooperation of Parent, prepare and file, as soon as reasonably practicable, a proxy statement/prospectus included as part of the Registration Statement (such proxy

                                      30.

statement/prospectus, together with notice of meeting, form of proxy, and any letter or other materials to the Company's stockholders included therein are referred to in this Agreement as the "Proxy Statement/Prospectus"). Parent shall furnish to the Company all information concerning Parent and its subsidiaries, officers, directors and shareholders, and shall take such other action and otherwise cooperate, as the Company may reasonably request in connection with any such action. The Company shall use best efforts to cause the definitive Proxy Statement/Prospectus to be mailed to the stockholders of the Company, as soon as reasonably practicable after the Registration Statement shall have become effective, with the date of mailing as mutually determined by the Company and Parent. The Proxy Statement/Prospectus shall include the recommendation of the Company's Board of Directors in favor of the Merger, unless otherwise required under applicable law in order for the Board of Directors to comply with its applicable fiduciary duties to its stockholders imposed by law. Unless and until this Agreement is validly terminated pursuant to Article 7, nothing herein shall limit or eliminate in any way the Company's obligation to call, give notice of, convene and hold the Company Stockholders Meeting and at such meeting submit this Agreement and the Merger to a vote of the Company's stockholders (and not postpone or adjourn such meeting or the vote by the Company's stockholders upon this Agreement and the Merger to another date without Parent's approval, not to be unreasonably withheld if and only to the extent such postponement or adjournment is required by law or by SEC or Nasdaq regulation).

                  (b) Parent shall, with the cooperation of the Company, prepare and file, as soon as reasonably practicable, a registration statement under the 1933 Act registering the shares of Parent Common Stock to be issued in the Merger (the "Registration Statement"), which Registration Statement shall include the Proxy Statement/Prospectus. Parent will use commercially reasonable efforts to have the Registration Statement declared effective by the SEC as promptly thereafter as practicable. Parent shall also take any action required to be taken under state blue sky or securities laws in connection with the issuance of Parent Common Stock pursuant to the Merger. The Company shall furnish to Parent all information concerning the Company and its Subsidiaries and the holders of its capital stock, and shall take such other action and otherwise cooperate, as Parent may reasonably request in connection with any such action.

                  (c) Parent shall notify the Company promptly (i) of the receipt of the comments of the SEC, (ii) of any request by the SEC for amendments or supplements to the Registration Statement, (iii) of the time when the Registration Statement has become effective or any supplement or amendment has been filed, or the issuance of any stop order and (iv) of the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction and shall supply the Company with copies of all correspondence with the SEC with respect to the Registration Statement.

                  (d) If at any time prior to the Effective Time, any event or circumstance relating to the Company, any Subsidiary, or the Company's officers or directors should occur and be discovered by the Company that is required to be described in an amendment or supplement to the definitive Proxy Statement/Prospectus or the Registration Statement, the Company shall promptly inform Parent. If at any time prior to the Effective Time, any event or circumstance relating to Parent or any of its subsidiaries or their respective officers or directors should occur

                                      31.

and be discovered by Parent that is required to be described in an amendment or supplement to the definitive Proxy Statement/Prospectus or the Registration Statement, Parent shall promptly inform the Company. Whenever any event occurs that should be described in an amendment of, or supplement to, the definitive Proxy Statement/Prospectus or the Registration Statement, the Company or Parent, as the case may be, shall, upon learning of such event, promptly notify the other and consult and cooperate with the other in connection with the preparation of a mutually acceptable amendment or supplement. The parties shall promptly file such amendment or supplement with the SEC and mail such amendment or supplement as soon as practicable after it is cleared by the SEC. No amendment or supplement to the Proxy Statement/Prospectus or the Registration Statement will be made by Parent or the Company without the approval of the other party (such approval not to be unreasonably withheld or delayed).

         5.6 Consents. The Company will, at its cost and expense, use commercially reasonable efforts to obtain all material approvals and consents of all third parties necessary on the part of the Company or its Subsidiaries to consummate the transactions contemplated hereby. Parent agrees to cooperate with the Company in connection with obtaining such approvals and consents. Parent will, at its cost and expense, use commercially reasonable efforts to obtain all material approvals and consents of all third parties necessary on the part of Parent to consummate the transactions contemplated hereby. The Company and Parent agree to cooperate with each other in connection with obtaining such approvals and consents.

         5.7  Affiliates' Letters.

                  (a) The Company has delivered to Parent a list of names and addresses of those persons, in the Company's reasonable judgment after consultation with outside legal counsel, who, as of the date hereof, are affiliates within the meaning of Rule 145 of the rules and regulations promulgated under the 1933 Act or otherwise applicable SEC accounting releases with respect to pooling-of-interests accounting treatment (each such person, an "Affiliate") of the Company. The Company shall provide Parent such information and documents as Parent shall reasonably request for purposes of reviewing such list and shall promptly update such list to reflect any changes thereto. The Company has delivered or caused to be delivered, or will, promptly after the execution hereof, deliver or cause to be delivered, to Parent an affiliate's letter in the form attached hereto as EXHIBIT B, executed by each of the Affiliates of the Company identified in the foregoing list, who were available, and shall use reasonable best efforts to deliver or cause to be delivered to Parent as soon as practicable after the date hereof such an affiliate's letter executed by any Affiliate who was not available to sign and deliver such letter on or prior to the date hereof and by any additional persons who, to the knowledge of the Company, become Affiliates after the date hereof. Parent shall be entitled to place legends as specified in such affiliates' letters on the certificates evidencing any of the Parent Common Stock received by such Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Parent Common Stock, consistent with the terms of such letters.

                                      32.

                  (b) For so long as resales of shares of Parent Common Stock issued pursuant to the Merger are subject to the resale restrictions set forth in Rule 145 under the 1933 Act, Parent will use commercially reasonable efforts to comply with Rule 144(c)(1) under the 1933 Act.

         5.8 Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement, the transactions contemplated hereby, the Proxy Statement/Prospectus, and the Registration Statement will be paid by the party incurring such costs and expenses, except that the Company and Parent will share equally the cost of printing and filing with the SEC the Proxy Statement/Prospectus and the Registration Statement and the filing fees required under the HSR Act or any Foreign Merger Laws.

         5.9 Further Actions. Subject to the terms and conditions herein provided and without being required to waive any conditions herein (whether absolute, discretionary, or otherwise), each of the parties hereto agrees to use commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper, or advisable to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action.

         5.10 Regulatory Approvals.

                  (a) The Company and Parent each agree to use commercially reasonable efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, all things as may be necessary under federal or state securities laws or the HSR Act or Foreign Merger Laws applicable to or necessary for, and will file as soon as reasonably practicable and, if appropriate, use commercially reasonable efforts to have declared effective or approved all documents and notifications with the SEC and other governmental or regulatory bodies (including, without limitation, the FDA and equivalent foreign regulatory bodies, and other foreign regulatory bodies that administer Foreign Merger Laws, and any foreign labor councils or bodies as may be required) that they deem necessary or appropriate for, the consummation of the Merger or any of the other transactions contemplated hereby, and each party shall give the other information reasonably requested by such other party pertaining to it and its subsidiaries and affiliates to enable such other party to take such actions.

                  (b) Although the parties do not anticipate any legislative, administrative or judicial objection to the consummation of the Merger or any of the transactions contemplated by this Agreement, each of the Company, Parent and Merger Subsidiary agrees to use commercially reasonable efforts vigorously to contest and resist any action, including legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree,
judgment,   injunction  or  other  order  (whether  temporary,   preliminary  or
permanent) (an "Order") that is in effect and that restricts, prevents or prohibits the consummation of the Merger or any of the other transactions contemplated by this Agreement, including, without limitation, by vigorously pursuing available avenues of administrative and judicial appeal. Each of the Company, Parent and Merger Subsidiary also agrees to use commercially reasonable efforts to

                                      33.

take any and all actions necessary to avoid or eliminate each and every impediment under any antitrust law that may be asserted by any governmental antitrust authority or any other party so as to enable the parties to close by the date specified in Section 7.1(b) the transactions contemplated hereby, including without limitation, committing to and/or effecting, by consent decree, hold separate orders, or otherwise, the sale or disposition of such assets or businesses as are required to be divested in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any suit or proceeding, which would otherwise have the effect of preventing the consummation by the date specified in Section 7.1(b) of all or any material part of the transactions contemplated hereby. Notwithstanding the foregoing or anything herein to the contrary, in no event shall any party hereto be required under this Section 5.10 to make arrangements for or to effect the sale, cessation, or other disposition of product lines or businesses or take any action materially adverse to such party.

         5.11 Certain Notifications. The Company shall promptly notify Parent in writing of the occurrence of any event that will or could reasonably be expected to result in the failure by the Company or its affiliates to satisfy any of the conditions specified in Section 6.1 or 6.2. Parent shall promptly notify the Company in writing of the occurrence of any event that will or could reasonably be expected to result in the failure by Parent or its affiliates to satisfy any of the conditions specified in Section 6.1, 6.2(e) or 6.3.

         5.12 Voting of Shares. To induce Parent to execute this Agreement, certain executive officers and directors of the Company included in the list of "Affiliates" referenced in Section 5.7 have executed and delivered as of the date hereof Agreements to Facilitate Merger in the form attached hereto as EXHIBIT C (the "Agreement to Facilitate Merger"), pursuant to which each such person has agreed to vote his or her shares of Company Common Stock in favor of the Merger at the Company Stockholders Meeting. The Company will use reasonable best efforts to have all other such Affiliates execute and deliver to Parent Agreements to Facilitate Merger as soon as practicable after the date hereof.

         5.13 Stock Option Agreement. To induce Parent to execute this Agreement, the Company has executed and delivered to Parent as of the date hereof a Stock Option Agreement in the form attached hereto as EXHIBIT D (the "Stock Option Agreement"), pursuant to which the Company has granted to Parent an option to acquire from the Company 12,807,795 shares of Company Common Stock at an exercise price equal to $54.00 per share. Such option shall become exercisable only in the events described in the Stock Option Agreement.

         5.14 NYSE Listing Application. Parent shall promptly prepare and submit to the NYSE a listing application for the Parent Common Stock to be issued in the Merger pursuant to Article 1 of this Agreement and pursuant to the Company Options assumed by Parent, and shall use commercially reasonable efforts to obtain, prior to the Effective Time, approval for the listing of such Parent Common Stock, subject to official notice to the NYSE of issuance. The Company shall cooperate with Parent in such listing application.

                                      34.

         5.15 Indemnification.

                  (a) The certificate of incorporation and the bylaws of the Surviving Corporation shall contain the provisions with respect to indemnification, payment of fees and expenses and exculpation from liability set forth in the Company's certificate of incorporation and bylaws on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who on or at any time prior to the Effective Time were directors, officers, employees or agents of the Company (the "Indemnified Parties"), unless such modification is required by law. From and after the Effective Time, Parent will cause the Surviving Corporation to fulfill and honor in all respects the obligations of the Company pursuant to each indemnification agreement in effect between the Company and an Indemnified Party. Parent shall guarantee the obligations of the Surviving Corporation with respect to the indemnification and payment of fees and expenses provisions contained in the Surviving Corporation's certificate of incorporation and bylaws and in the indemnification agreements described in the Company Disclosure Schedule in effect between the Company and an Indemnified Party as of the Effective Time with respect to acts occurring at or before the Effective Time (including the transactions contemplated by this Agreement).

                  (b) For a period of six years after the Effective Time, Parent shall cause to be maintained in effect the Company's current directors' and officers' liability insurance policy with respect to claims arising from facts or events that occurred at or prior to the Effective Time; provided, however, that (i) Parent may substitute therefor policies providing coverage on terms and conditions that are no less advantageous to the Indemnified Parties, and (ii) Parent may satisfy its obligations hereunder by extending the discovery or reporting period under such policy for six years from the Effective Time to maintain in effect directors' and officers' liability insurance covering pre-acquisition acts (including acts in connection with this Agreement and the transactions contemplated hereby) for the Indemnified Parties on terms no less favorable than the terms of such current insurance coverage; provided, however, that in no event shall Parent be required to expend for any such coverage an amount per year in excess of $798,000; and provided further that if the cost per year of such coverage exceeds $798,000, Parent shall be obligated to obtain such coverage as is available for a cost per year not exceeding such amount. The Company represents that the annual premium currently paid by the Company for such insurance is approximately $399,000.

                  (c) In the event Parent, the Surviving Corporation or any of their successors or assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 5.15.

                  (d) This Section 5.15 shall survive the consummation of the Merger at the Effective Time, is intended to benefit the Indemnified Parties, may be enforced by the

                                      35.

Indemnified Parties as third party beneficiaries and shall be binding on all successors and assigns of Parent and the Surviving Corporation.

         5.16 Letters of the Company's and Parent's Accountants.

                  (a) The Company shall cooperate with Parent and use reasonable best efforts to cause to be delivered to Parent and the Company, letters from Ernst & Young LLP addressed to the Company, as of the Closing Date, stating that based upon discussions with officials of the Company responsible for financial and accounting matters, and information furnished to Ernst & Young LLP to the date of its letter, Ernst & Young LLP concurs with the Company's management's conclusion that, as of the date of its letter, no conditions exist related to the Company that would preclude Parent's accounting for the merger with the Company as a pooling of interests.

                  (b) The Company shall cooperate with Parent and Parent shall use reasonable best efforts to cause to be delivered to the Company and Parent, letters from PricewaterhouseCoopers LLP addressed to Parent, dated as of the Closing Date, confirming as of the Closing Date that the Merger will qualify as a pooling of interests transaction under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations.

         5.17 Subsidiary Shares. At or prior to the Closing, the Company shall use commercially reasonable efforts to cause all issued and outstanding Subsidiary shares (other than any interests in joint ventures or similar arrangements) owned by any person other than the Company or any of its Subsidiaries to be transferred for no or nominal consideration to such qualified person or persons designated by Parent.

         5.18 Benefit Plans and Employee Matters.

                  (a) From and after the Effective Time, Parent shall to the extent practicable cause the Surviving Corporation to provide employee benefits and programs to the Company's and its Subsidiaries' employees that, in the aggregate, are substantially comparable to or more favorable than those in existence as of the date hereof and disclosed in writing to Parent prior to the date hereof; provided that stock-based compensation shall be comparable, in the aggregate, to that offered by Parent and its subsidiaries generally. To the extent Parent satisfies its obligations under this Section by maintaining Company benefit plans, Parent shall not be required to include employees of the Company in Parent's benefit plans. From and after the Effective Time, Parent shall honor, in accordance with their terms, all employment and severance agreements and all severance, incentive and bonus plans as in effect immediately prior to the Closing Date that are applicable to any current or former employees or directors of the Company or any of its Subsidiaries and that are disclosed in the Company Disclosure Schedule.

                  (b) To the extent that service is relevant for purposes of eligibility, level of participation, or vesting under any employee benefit plan, program or arrangement established or maintained by Parent, the Company or any of their respective subsidiaries, employees of the Company and its Subsidiaries shall be credited for service accrued or deemed accrued prior to the Effective Time with the Company or such Subsidiary, as the case may be. Under no

                                      36.

circumstances shall employees receive credit for service accrued or deemed accrued prior to the Effective Time with the Company or such Subsidiary, as the case may be, for benefit accruals under any employee pension benefit plan (as defined by Section 3(2) of ERISA) or any retiree health plan.

                  (c) As soon as reasonably practicable after the Effective Time, Parent shall take whatever action is reasonably necessary to provide for a special phase under Parent's employee stock purchase plan (the "Parent ESPP") to permit those employees of the Surviving Corporation who have satisfied the eligibility requirements of the Parent ESPP to purchase Parent Common Stock under the Parent ESPP, with such phase to be operated under the terms and conditions of the Parent ESPP.

         5.19 Obligations of Merger Subsidiary. Parent shall take all action necessary to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and subject to the conditions set forth in this Agreement.

         5.20 Plan of Reorganization. This Agreement is intended to constitute a "plan of reorganization" within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date of this Agreement and after the Effective Time, each party hereto shall use reasonable best efforts to cause the Merger to qualify, and shall not, without the prior written consent of the other parties hereto, knowingly take any actions or cause any actions to be taken which could prevent the Merger from qualifying as a reorganization under the provisions of Section 368(a) of the Code.

         5.21 Pooling. From and after the date of this Agreement and until the Effective Time, neither Parent nor the Company, nor any of their respective subsidiaries or other affiliates, shall knowingly take any action, or knowingly fail to take any action, that is reasonably likely to jeopardize the treatment of the Merger as a "pooling of interests" for accounting purposes. Between the date of this Agreement and the Effective Time, Parent and the Company each shall use reasonable best efforts to cause the characterization of the Merger as a pooling of interests for accounting purposes if such a characterization were jeopardized by action taken by Parent or the Company, respectively, prior to the Effective Time. Following the Effective Time, Parent shall not knowingly take any action, or fail to take any action, that would jeopardize the characterization of the Merger as a "pooling of interests" for accounting purposes.

         5.22 Tax Matters. At or prior to the filing of the Registration Statement and at or prior to the Closing, the Company and Parent shall execute and deliver to Cooley Godward LLP and to Fredrikson & Byron, P.A. tax representation letters reasonably satisfactory to such counsel setting forth customary representations which may be relied upon by such counsel in rendering any opinions contemplated by this Agreement. Parent shall use commercially reasonable efforts to cause Fredrikson & Byron, P.A. to deliver to Parent a legal opinion, satisfying the requirements of Item 601 of Regulation S-K promulgated under the 1933 Act and dated as of a date that is no more than two business days prior to the date of filing of the Registration Statement, to the effect that the Merger will constitute a reorganization within the meaning of
Section 368(a) of the Code, based in part on the tax representation letters described in this

                                      37.

Section 5.22. The Company shall use commercially reasonable efforts to cause Cooley Godward LLP to deliver to the Company a legal opinion, satisfying the requirements of Item 601 of Regulation S-K promulgated under the 1933 Act and dated as of a date that is no more than two business days prior to the date of filing of the Registration Statement, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, based in part on the tax representation letters described in this Section 5.22.


                                    ARTICLE 6

                               CLOSING CONDITIONS

         6.1 Conditions to Obligations of Parent, Merger Subsidiary, and the Company. The respective obligations of each party to consummate the Merger shall be subject to the fulfillment at or prior to the Closing of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:

                  (a) No Injunction. None of Parent, Merger Subsidiary, or the Company shall be subject to any final order, decree, or injunction of a court of competent jurisdiction within the United States that is then in effect and (i) has the effect of making the Merger illegal or otherwise prohibiting the consummation of the Merger, or (ii) would impose any material limitation on the ability of Parent to effectively exercise full rights of ownership of the stock of the Surviving Corporation or of the Surviving Corporation to own and operate the assets and business of the Company.

                  (b) Stockholder Approval. The approval of the stockholders of the Company referred to in Section 5.5 hereof shall have been obtained, in accordance with the DGCL and the Company's Certificate of Incorporation and Bylaws.

                  (c) Registration Statement. The Registration Statement (as amended or supplemented) shall have become effective under the 1933 Act and shall not be subject to any "stop order," and no action, suit, proceeding, or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing.

                  (d) NYSE Listing. The shares of Parent Common Stock to be delivered pursuant to the Merger shall have been duly authorized for listing on the NYSE, subject to official notice of issuance.

                  (e) Waiting Periods. The waiting periods (and any extension thereof) applicable to the consummation of the Merger under the HSR Act and any Foreign Merger Laws shall have expired or been terminated.

         6.2 Conditions to Obligations of Parent and Merger Subsidiary. The respective obligations of Parent and Merger Subsidiary to consummate the Merger shall be subject to the fulfillment at or prior to the Closing of the following additional conditions, any or all of which may be waived by Parent, in whole or in part, to the extent permitted by applicable Law:

                                      38.

                  (a) Representations and Warranties True. Each representation and warranty of the Company contained in this Agreement, without regard to any qualification or reference to "Company Material Adverse Effect," shall be true and correct on the Closing Date as though such representations and warranties were made on such date, except that those representations and warranties that address matters only as of the date hereof or another particular date shall remain true and correct as of such date, and except in any case for any inaccuracies that have not had, or would not reasonably be expected to have, a Company Material Adverse Effect; provided, however, notwithstanding the foregoing, this Section 6.2(a) shall not be considered fulfilled or satisfied if the representation and warranty set forth in the last sentence of Section 3.3 is incorrect as of the Closing Date by understating the number of shares of Company Common Stock by more than 20,000 shares. Parent shall have received a certificate to the foregoing effect signed by the Chief Executive Officer of the Company or other authorized Officer of the Company.

                  (b) Performance. The Company shall have performed and complied in all material respects with all material covenants required by this Agreement to be performed or complied with by it at or prior to the Closing, and Parent shall have received a certificate to such effect signed by the Chief Executive Officer of the Company or other authorized Officer of the Company (provided that for purposes of this subsection (b), actions of representatives or agents of the Company who are not officers, directors or employees of the Company which do not result in a proposal for an Alternative Transaction shall not be deemed to be a breach of Section 5.3 so long as the Company has used commercially reasonable efforts to cause such representatives and agents to comply with Section 5.3).

                  (c) Affiliates' Letters. Parent shall have received a letter from each of the Affiliates pursuant to Section 5.7 hereof.

                  (d) Pooling Opinion. Parent shall have received each of the letters described in Section 5.16.

                  (e) Continued Employment of Key Executives. There shall not have been since the date hereof any termination of employment (excluding any termination due to death or disability) involving the Chief Executive Officer or a majority of the other executive officers of the Company as of the date hereof, or any notice or announcement that such Chief Executive Officer or a majority of such other executive officers of the Company as of the date hereof will not continue their employment with the Surviving Corporation after the Merger.

         6.3 Conditions to Obligation of the Company. The obligation of the Company to consummate the Merger shall be subject to the fulfillment at or prior to the Closing of the following additional conditions, any or all of which may be waived by the Company, in whole or in part, to the extent permitted by applicable law:

                  (a) Representations and Warranties True. Each representation and warranty of Parent contained in this Agreement, without regard to any qualification or reference to "Parent Material Adverse Effect," shall be true and correct on the Closing Date as though such representations and warranties were made on such date, except that those representations and

                                      39.

warranties that address matters only as of the date hereof or another particular date shall remain true and correct as of such date, and except in any case for any inaccuracies that have not had, or would not reasonably be expected to have a Parent Material Adverse Effect. The Company shall have received a certificate to the foregoing effect signed by the Chief Executive Officer or other authorized officer of Parent.

                  (b) Performance. Parent and Merger Subsidiary shall have performed and complied in all material respects with all material covenants required by this Agreement to be performed or complied with by them at or prior to the Closing, and the Company shall have received a certificate to such effect signed by the Chief Executive Officer or other authorized officer of Parent.

                  (c) Tax Opinion. The Company shall have received an opinion of Cooley Godward LLP, counsel to the Company, addressed to the Company's stockholders, based upon representations of Parent, Merger Subsidiary and the Company and normal assumptions, and dated on or about the date that is two business days prior to the date the Proxy Statement/Prospectus is first mailed to Company's stockholders, which opinion shall not have been withdrawn or modified in any material respect prior to the Effective Time, to the effect that, subject to customary conditions and representations, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that each of Parent, Merger Subsidiary and the Company will be considered a party to such reorganization. Parent, Merger Subsidiary and the Company hereby agree to provide to such counsel certificates acceptable to such counsel setting forth the customary representations which may be relied upon by such counsel in rendering such opinion.

                  (d) Pooling Opinion. The Company shall have received each of the letters described in Section 5.16.


                                    ARTICLE 7

                           TERMINATION AND ABANDONMENT

         7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of the Company, only:

                  (a) by mutual written consent duly authorized by the Board of Directors of Parent and the Board of Directors of the Company;

                  (b) by either Parent or the Company if the Merger shall not have been consummated on or before May 31, 1999; provided, however, that the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have been the proximate cause of, or resulted in, the failure to consummate the Merger by such date and provided further, however, that, if a request for additional information is received from the U.S. Federal Trade Commission ("FTC") or Department of Justice ("DOJ") pursuant to the HSR Act or additional information is requested by a governmental authority (a "Foreign Authority") pursuant to Foreign Merger Laws, such date shall be extended to the 90th day

                                      40.

following acknowledgment by the FTC, DOJ, or Foreign Authority, as applicable, that Parent and the Company have complied with such request, but in any event not later than October 31, 1999;

                  (c) by either Parent or the Company if a court of competent jurisdiction or an administrative, governmental, or regulatory authority has issued a final nonappealable order, decree, or ruling, or taken any other action, having the effect of permanently restraining, enjoining, or otherwise prohibiting the Merger;

                  (d) by either Parent or the Company if, at the Company Stockholders Meeting, the requisite vote of the stockholders of the Company for approval and adoption of this Agreement and the Merger is not obtained, except that the right to terminate this Agreement under this Section 7.1(d) will not be available to any party whose failure to perform any material obligation under this Agreement has been the proximate cause of, or resulted in, the failure to obtain the requisite vote of the stockholders of the Company;

                  (e) by Parent if either (i) the Company has breached its obligations under Section 5.3 in any material respect (provided that for purposes of this clause (i), actions of representatives or agents of the Company who are not officers, directors or employees of the Company which do not result in a proposal for an Alternative Transaction shall not be deemed to be a breach of Section 5.3 so long as the Company has used commercially reasonable efforts to cause such representatives and agents to comply with Section 5.3), (ii) the Board of Directors of the Company has recommended, approved, or authorized the Company's acceptance or execution of a definitive agreement providing for an Alternative Transaction, as defined in Section 5.3, (iii) the Board of Directors of the Company has modified in a manner materially adverse to Parent or withdrawn its recommendation of this Agreement, or (iv) a tender offer or exchange offer for any outstanding shares of Company Common Stock is commenced, and the Board of Directors of the Company, within 10 business days after such tender offer or exchange offer is so commenced, either fails to recommend against acceptance of such tender offer or exchange offer by its stockholders or takes no position with respect to the acceptance of such tender offer or exchange offer by its stockholders;

                  (f) by the Company prior to the Required Company Stockholder Vote if (i) it is not in breach of its obligations under Section 5.5 in any material respect and has complied with, and continues to comply with, all requirements and procedures of Section 5.3 in all material respects, (ii) the Board of Directors of the Company has complied with, and continues to comply with, all requirements and procedures of Section 5.3 in all material respects and has authorized, subject to complying with the terms of this Agreement, the Company to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and the Company notifies Parent in writing that it intends to enter into such agreement, attaching the most current version of such agreement to such notice, (iii) Parent does not make, within ten business days after receipt of the Company's written notice of its intention to enter into a binding agreement for a Superior Proposal, any offer that the Board of Directors of the Company reasonably and in good faith determines, after consultation with its financial and legal advisors, is at least as favorable to the stockholders of the Company as the Superior Proposal and during such ten

                                      41.

business-day period the Company reasonably considers and discusses in good faith all proposals submitted by Parent and, without limiting the foregoing, meets with, and causes its financial advisors and legal advisors to meet with, Parent and its advisors from time to time as requested by Parent to reasonably consider and discuss in good faith Parent's proposals, and (iv) prior to the Company's termination pursuant to this Section 7.1(f), the Company pays to Parent the fee required by Section 7.2 to be paid to Parent in the manner therein provided. The Company agrees (x) that it will not enter into a binding agreement referred to in clause (ii) above until at least the 11th business day after Parent has received the notice to Parent required by clause (ii) above, and (y) to notify Parent promptly if its intention to enter into a binding agreement referred to in its notice to Parent shall change at any time after giving such notice;

                  (g) by Parent if (i) Parent is not in material breach of its obligations under this Agreement and (ii) there has been a material breach by the Company of any of its representations, warranties, or obligations under this Agreement such that the conditions in Section 6.2 will not be satisfied ("Terminating Company Breach"); provided, however, that, if such Terminating Company Breach is curable by the Company through the exercise of reasonable best efforts and such cure is reasonably likely to be completed prior to the applicable date specified in Section 7.1(b), then for so long as the Company continues to exercise reasonable best efforts, Parent may not terminate this Agreement under this Section 7.1(g); and provided further that for purposes of this subsection (g), actions of representatives or agents of the Company who are not officers, directors or employees of the Company which do not result in a proposal for an Alternative Transaction shall not be deemed to be a breach of
Section 5.3 so long as the Company has used commercially reasonable efforts to cause such representatives and agents to comply with Section 5.3); or

                  (h) by the Company if (i) the Company is not in material breach of its obligations under this Agreement and (ii) there has been a material breach by Parent of any of its representations, warranties, or obligations under this Agreement such that the conditions in Section 6.3 will not be satisfied ("Terminating Parent Breach"); provided, however, that, if such Terminating Parent Breach is curable by Parent through the exercise of reasonable best efforts and such cure is reasonably likely to be completed prior to the applicable date specified in Section 7.1(b), then for so long as Parent continues to exercise reasonable best efforts, the Company may not terminate this Agreement under this Section 7.1(h).

                  7.2 Effect of Termination.

                  (a) In recognition of the time, efforts, and expenses expended and incurred by Parent with respect to the Company and the opportunity that the acquisition of the Company presents to Parent, if:

                           (i) this Agreement is validly terminated  pursuant to
                  Section 7.1(e) or 7.1(f); or

                           (ii) (A) this  Agreement  is  validly  terminated  by
                  Parent or the Company pursuant to Section 7.1(d) due to the failure of the Company's stockholders to

                                      42.

                  approve the Merger, (B) at any time between the date hereof and the time of such failure to so approve the Merger, a proposal for a Competing Transaction shall have been publicly announced, (C) within 12 months after the date of such termination, the Company shall have entered into a definitive agreement with a Third Party providing for a Competing Transaction, and (D) a Competing Transaction is consummated by the Company with the same Third Party that entered into the definitive agreement referenced in clause (C) above or any affiliate of such Third Party within two years after entering into the agreement referenced in clause (C) above;

then, in any such event (but subject to Section7.2(c)), the Company will pay to Parent, upon the termination date in the event of termination pursuant to
Section 7.1(f), within five business days after demand by Parent in the case of termination pursuant to Section 7.1(e), or within five business days after consummating the Competing Transaction referenced in clause (ii) (D) above in the case of the events specified in clause (ii) above (by wire transfer of immediately available funds to an account designated by Parent for such purpose), a fee equal to $135,000,000. For purposes of this Agreement, "Competing Transaction" means: (i) any consolidation, exchange of shares or merger of the Company with any Third Party, other than a consolidation, exchange or shares or merger as a result of which the holders of Company Common Stock immediately prior to such transaction beneficially own 50% or more of the voting stock of the Company, the surviving corporation or any parent entity immediately after the transaction, (ii) any transaction or series of related transactions pursuant to which a Third Party acquires shares (or securities exercisable for or convertible into shares) representing more than 50% of the outstanding shares of any class of capital stock of the Company; or (iii) any sale, lease, exchange, licensing, transfer or other disposition pursuant to which a Third Party acquires control of more than 50% of the assets (including, but not limited to, intellectual property assets) of the Company and its Subsidiaries taken as a whole (determined by reference to the fair market value of such assets), in a single transaction or series of related transactions.

                  (b) The Company acknowledges that the agreements contained in this Section 7.2 are an integral part of the transactions contemplated by this Agreement and are not a penalty, and that, without these agreements, Parent would not enter into this Agreement. If the Company fails to pay promptly the fee due pursuant to Section 7.2(a), the Company shall also pay to Parent Parent's costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of the unpaid fee under this section, accruing from its due date, at an interest rate per annum equal to two percentage points in excess of the prime commercial lending rate quoted by Norwest Bank Minnesota, N.A.; provided, however, that Parent shall pay to the Company the Company's costs and expenses (including legal fees and expenses) incurred in connection with any such legal action if Parent's claims against the Company in such legal action do not prevail. Any change in the interest rate hereunder resulting from a change in such prime rate shall be effective at the beginning of the day of such change in such prime rate.

                  (c) Parent agrees that the payment provided for in Section 7.2(a) shall be the sole and exclusive remedy of Parent upon termination of this Agreement pursuant to Section 7.1(e)

                                      43.

and 7.1(f), as the case may be, and such remedy shall be limited to the sum stipulated in such Section 7.2(a), regardless of the circumstances giving rise to such termination; provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement. In no event shall the Company be required to pay to Parent more than one fee pursuant to
Section 7.2(a). In no event shall the sum of (i) the termination fee paid pursuant to Section 7.2(a), (ii) the Cancellation Amount (as defined in the Stock Option Agreement) paid pursuant to the Stock Option Agreement, (iii) the aggregate Option Share Profit (as defined in the Stock Option Agreement) not remitted to the Company pursuant to Section 2(c) of the Stock Option Agreement, and (iv) the Section 5 Repurchase Consideration (as defined in the Stock Option Agreement) paid to Parent exceed $150,000,000. In addition, the fee payable by the Company pursuant to Section 7.2(a) shall be reduced (but not below zero) by any Cancellation Amount paid pursuant to the Stock Option Agreement, any Option Share Profit not remitted to the Company pursuant to Section 2(c) of the Stock Option Agreement and any Section 5 Repurchase Consideration paid pursuant to the Stock Option Agreement. Except as provided in the next sentence of this paragraph, in the event of the termination of this Agreement pursuant to any paragraph of Section 7.1, the obligations of the parties to consummate the Merger will expire, and none of the parties will have any further obligations under this Agreement except pursuant to Sections 5.4(b), 5.8, 7.2(a), 7.2(b) and 7.2(c) and Article 8. Nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.


                                    ARTICLE 8

                                  MISCELLANEOUS

         8.1 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified, or supplemented only by written agreement of Parent, Merger Subsidiary, and the Company at any time prior to the Effective Time with respect to any of the terms contained herein; provided, however, that, after the approval of this Agreement by the stockholders of the Company, no amendment may be made which would reduce the amount or change the type of consideration into which each share of Company Common Stock shall be converted upon consummation of the Merger or which would otherwise require stockholder approval under applicable law unless such stockholder approval shall have been obtained. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         8.2 Waiver of Compliance; Consents. Any failure of Parent or Merger Subsidiary on the one hand, or the Company on the other hand, to comply with any obligation, covenant, agreement, or condition herein may be waived by the Company or Parent, respectively, only by a written instrument signed by an officer of the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing. Merger Subsidiary agrees that any consent or waiver of

                                      44.

compliance given by Parent hereunder shall be conclusively binding upon Merger Subsidiary, whether or not given expressly on its behalf.

         8.3 Investigation; Survival of Representations and Warranties. The respective representations and warranties of Parent and the Company contained herein or in any certificates or other documents delivered prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any party hereto. The representations, warranties and agreements in this Agreement and in any certificate delivered pursuant hereto shall terminate at the Effective Time, except that the agreements set forth in Articles I and II and Sections 5.7(b), 5.8, 5.9, 5.15, 5.18, 5.19, 5.20, 5.21 and this Article
VIII shall survive the Effective Time.

         8.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally by commercial courier service or otherwise, or by telecopier, or three days after such notice is mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a) If to Parent or Merger Subsidiary, to it at:

                           Medtronic, Inc.
                           7000 Central Avenue N.E.
                           Minneapolis, MN 55432

                           with separate copies thereof addressed to:

                           Attention: General Counsel
                                      FAX: (612) 572-5459

                           and

                           Attention: Vice President and Chief Development
                                      Officer
                                      FAX: (612) 572-5404

                  (b) If to the Company, to it at:

                           Arterial Vascular Engineering, Inc.
                           3576 Unocal Place
                           Santa Rosa, CA 95403
                           FAX: (707) 541-3190
                           Attention: General Counsel

                                      45.

                           with a copy to:

                           Cooley Godward LLP
                           5 Palo Alto Square
                           3000 El Camino Real
                           Palo Alto, CA  94306
                           FAX: (650) 857-0663
                           Attention: Craig E. Dauchy, Esq. and

                                      Richard E. Climan, Esq.


         8.5 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Except for the provisions of Article II and Section 5.15 (the "Third Party Provisions"), this Agreement is not intended to confer upon any other person, except the parties hereto, any rights or remedies hereunder, and no third person shall be a third party beneficiary of this Agreement. The Third Party Provisions may be enforced by the beneficiaries thereof.

         8.6 Governing Law. Except to the extent that Delaware law is mandatorily applicable, this Agreement shall be governed by the laws of the State of Minnesota (regardless of the laws that might otherwise govern under applicable Minnesota principles of conflicts of law). The parties hereby (i) agree and consent to be subject to the jurisdiction of any state or federal court in the state of Delaware or in Minneapolis or St. Paul, Minnesota, with respect to all actions and proceedings arising out of or relating to this Agreement (although each party reserves the right to bring such action or proceedings in any other jurisdiction to which the other party is subject); (ii) agree that all claims with respect to any such action or proceeding may be heard and determined in such court; (iii) irrevocably waive any defense of an inconvenient forum to the maintenance of any action or proceeding in such court;
(iv) consent to service of process by mailing or delivering such service to the party at its respective principal business address; and (v) agree that a final judgment in any such action or proceeding from which there is no further appeal shall be conclusive and may be enforced in any other jurisdictions by suit on the judgment or in any manner provided by law.

         8.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         8.8 Knowledge. As used in this Agreement or the instruments, certificates or other documents required hereunder, the term "knowledge" of a party hereto shall mean actual knowledge of the directors or executive officers of such party.

         8.9 Interpretation. The Table of Contents, article and section headings contained in this Agreement are inserted for reference purposes only and shall not affect the meaning or interpretation of this Agreement. This Agreement shall be construed without regard to any

                                      46.

presumption or other rule requiring the resolution of any ambiguity regarding the interpretation or construction hereof against the party causing this Agreement to be drafted.

         8.10 Publicity. Upon execution of this Agreement by Parent, Merger Subsidiary, and the Company, the parties shall jointly issue a press release, as agreed upon by them. The parties intend that all future statements or communications to the public or press regarding this Agreement or the Merger will be mutually agreed upon by them. Neither party shall, without such mutual agreement or the prior consent of the other, issue any statement or communication to the public or to the press regarding this Agreement, or any of the terms, conditions, or other matters with respect to this Agreement, except as required by law or the rules of the NYSE or Nasdaq and then only (a) upon the advice of such party's legal counsel; (b) to the extent required by law or the rules of the NYSE or Nasdaq; and (c) following prior notice to, and consultation with, the other party (which notice shall include a copy of the proposed statement or communication to be issued to the press or public). The foregoing shall not restrict Parent's or the Company's communications with their employees or customers in the ordinary course of business.

         8.11 Entire Agreement. This Agreement, including the exhibits and schedules hereto and the Confidentiality Agreement referred to herein, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement and the Confidentiality Agreement supersede all prior agreements and the understandings between the parties with respect to such subject matter.

         8.12 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

         8.13 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.


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                                      47.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Merger as of the date first above written.



                                       MEDTRONIC, INC.


                                       By: _____________________________________
                                           Michael D. Ellwein, Vice President
                                           and Chief Development Officer




                                       MAV MERGER CORP.


                                       By: _____________________________________
                                           Michael D. Ellwein, President




                                       ARTERIAL VASCULAR ENGINEERING, INC.


                                       By: _____________________________________
                                           Its: ________________________________


                                      48.